EXECUTION COPY

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor

DLJ MORTGAGE CAPITAL, INC.,

Seller

WELLS FARGO BANK, N.A.,

Servicer and Master Servicer

THE MURRAYHILL COMPANY,

Credit Risk Manager

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

___________________________________________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2004

___________________________________________________________________________

Home Equity Asset Trust 2004-4

HOME EQUITY PASS-THROUGH CERTIFICATES, SERIES 2004-4

Table of Contents

     Page

ARTICLE I   DEFINITIONS

14

SECTION 1.01

Definitions.

14

SECTION 1.02

Interest Calculations.

52

ARTICLE II CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

53

SECTION 2.01

Conveyance of Mortgage Loans.

53

SECTION 2.02

Acceptance by the Trustee of the Mortgage Loans.

59

SECTION 2.03

Representations and Warranties of the Seller, the Servicer and the

Master Servicer.

61

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage

Loans.

65

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

65

SECTION 2.06

Execution and Delivery of Certificates.

65

SECTION 2.07

REMIC Matters.

66

SECTION 2.08

Covenants of the Servicer and the Master Servicer.

66

SECTION 2.09

Conveyance of Pooling REMIC Regular Interests, Subsidiary

REMIC Regular Interests and Intermediate REMIC Regular

Interests and Acceptance of Master REMIC, Respectively,

by the Trustee; Issuance of Certificates.

66

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

68

SECTION 3.01

Servicer to Service Non-Designated Mortgage Loans; Master

Servicer to Master Service Designated Mortgage Loans.

68

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

70

SECTION 3.03

[Reserved].

71

SECTION 3.04

Notification of Adjustments.

71

SECTION 3.05

Trustee to Act as Servicer.

71

SECTION 3.06

Collection of Non-Designated Mortgage Loans; Collection Account;

Certificate Account; Prefunding Account; Capitalized Interest

Account.

72

SECTION 3.07

Establishment of and Deposits to Escrow Accounts; Permitted

Withdrawals from Escrow Accounts; Payments of Taxes,

Insurance and Other Charges.

76

SECTION 3.08

Access to Certain Documentation and Information Regarding the

Mortgage Loans; Inspections.

77

SECTION 3.09

Permitted Withdrawals from the Collection Accounts and Certificate

Account.

78

SECTION 3.10

Maintenance of Hazard Insurance; Mortgage Impairment Insurance

and Primary Insurance Policy; Claims; Restoration of Mortgaged

Property.

80

SECTION 3.11

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

83

SECTION 3.12

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain

Mortgage Loans.

85

SECTION 3.13

Trustee to Cooperate; Release of Mortgage Files.

88

SECTION 3.14

Documents, Records and Funds in Possession of the Servicer to be

Held for the Trustee.

89

SECTION 3.15

Servicing and Master Servicing Compensation: Master Servicer’s

Indemnity.

89

SECTION 3.16

Access to Certain Documentation.

90

SECTION 3.17

Annual Statement as to Compliance.

90

SECTION 3.18

Annual Independent Public Accountants’ Servicing Statement;

Financial Statements.

91

SECTION 3.19

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

92

SECTION 3.20

Prepayment Premiums.

92

SECTION 3.21

Duties and Removal of the Credit Risk Manager.

93

SECTION 3.22

Advance Facility.

93

SECTION 3.23

Designated Mortgage Loans; Designated Servicing Compensation.

93

ARTICLE IV DISTRIBUTIONS AND ADVANCES

97

SECTION 4.01

Advances.

97

SECTION 4.02

Priorities of Distribution.

98

SECTION 4.03

Allocation of Losses.

105

SECTION 4.04

Monthly Statements to Certificateholders.

105

SECTION 4.05

Servicer and Master Servicer to Cooperate.

108

SECTION 4.06

Basis Risk Reserve Fund.

108

SECTION 4.07

The Interest Rate Cap Agreement.

109

ARTICLE V THE CERTIFICATES

112

SECTION 5.01

The Certificates.

112

SECTION 5.02

Certificate Register; Registration of Transfer and Exchange of

Certificates.

112

SECTION 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

117

SECTION 5.04

Persons Deemed Owners.

117

SECTION 5.05

Access to List of Certificateholders’ Names and Addresses.

117

SECTION 5.06

Maintenance of Office or Agency.

118

ARTICLE VI THE DEPOSITOR, THE SELLER, THE MASTER SERVICER

AND THE SERVICER

119

SECTION 6.01

Respective Liabilities of the Depositor, the Seller, the Servicer and

the Master Servicer.

119

SECTION 6.02

Merger or Consolidation of the Depositor, the Seller, the Master

Servicer  or the Servicer.

119

SECTION 6.03

Limitation on Liability of the Depositor, the Seller, the Master

Servicer and the Servicer.

120

SECTION 6.04

Limitation on Resignation of the Servicer or the Master Servicer.

121

SECTION 6.05

Limitation Upon Liability of the Credit Risk Manager.

122

ARTICLE VII DEFAULT

123

SECTION 7.01

Events of Default.

123

SECTION 7.02

Trustee to Act; Appointment of Successor.

126

SECTION 7.03

Notification to Certificateholders.

128

ARTICLE VIII CONCERNING THE TRUSTEE

129

SECTION 8.01

Duties of the Trustee.

129

SECTION 8.02

Certain Matters Affecting the Trustee.

130

SECTION 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

131

SECTION 8.04

Trustee May Own Certificates.

132

SECTION 8.05

Trustee’s Fees and Expenses.

132

SECTION 8.06

Eligibility Requirements for the Trustee.

132

SECTION 8.07

Resignation and Removal of the Trustee.

133

SECTION 8.08

Successor Trustee.

134

SECTION 8.09

Merger or Consolidation of the Trustee.

134

SECTION 8.10

Appointment of Co-Trustee or Separate Trustee.

134

SECTION 8.11

Tax Matters.

136

SECTION 8.12

Periodic Filings.

139

SECTION 8.13

Trust Obligations.

141

SECTION 8.14

Determination of Certificate Index.

141

SECTION 8.15

Indemnification with Respect to Certain Taxes and Loss of REMIC

Status.

142

ARTICLE IX TERMINATION

143

SECTION 9.01

Termination upon Liquidation, Purchase or Auction of the Mortgage

Loans.

143

SECTION 9.02

Final Distribution on the Certificates.

144

SECTION 9.03

Additional Termination Requirements.

145

ARTICLE X MISCELLANEOUS PROVISIONS

147

SECTION 10.01

Amendment.

147

SECTION 10.02

Recordation of Agreement; Counterparts.

148

SECTION 10.03

Governing Law.

148

SECTION 10.04

Intention of Parties.

149

SECTION 10.05

Notices.

149

SECTION 10.06

Severability of Provisions.

150

SECTION 10.07

Assignment.

150

SECTION 10.08

Limitation on Rights of Certificateholders.

150

SECTION 10.09

Certificates Nonassessable and Fully Paid.

151

SECTION 10.10

Protection of Assets.

151

SECTION 10.11

Non-Solicitation.

152

EXHIBITS

EXHIBIT A

Form of Class A-[•] Certificate

EXHIBIT B

Form of Class M-[•] Certificate

EXHIBIT C

Form of Class B-[•] Certificate

EXHIBIT D

Form of Residual Certificate

EXHIBIT E

Form of Class X Certificate

EXHIBIT F

Form of Interest Only Certificates

EXHIBIT G

Form of Initial Certification of Custodian

EXHIBIT H

Form of Final Certification of Custodian

EXHIBIT I

Transfer Affidavit

EXHIBIT J

Form of Transferor Certificate

EXHIBIT K

Form of Investment Letter (Non-rule 144A)

EXHIBIT L

Form of Rule 144A Letter

EXHIBIT M

Request for Release

EXHIBIT N

Officer’s Certificate with Respect to Principal Prepayments

EXHIBIT O

Form of Servicer Report

EXHIBIT P

[Reserved]

EXHIBIT Q

Form of Subsequent Transfer Agreement

EXHIBIT R

Form of Special Request for Release

EXHIBIT S

[Reserved]

EXHIBIT T

Form of Interest Rate Cap Agreement

EXHIBIT U

Form of Depositor Certification

EXHIBIT V

Form of Trustee Certification

EXHIBIT W-1

Form of Servicer Certification

SCHEDULE I

Mortgage Loan Schedule for Mortgage Loans

SCHEDULE IIA

Representations and Warranties of Seller – DLJMC

SCHEDULE IIB

Representations and Warranties of Master Servicer

SCHEDULE IIC

Representations and Warranties of Servicer

SCHEDULE III

Representations and Warranties – Mortgage Loans

SCHEDULE IV

Designated Mortgage Loan Schedule

SCHEDULE V

Designated Servicing Agreements

SCHEDULE VI

Servicing Fee Rates for the Designated Servicers

THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2004, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as the depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as the Seller (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as servicer (“WFBNA” or the “Servicer”) and as master servicer (the “Master Servicer”), THE MURRAYHILL COMPANY, a Colorado corporation, as credit risk manager (the “Credit Risk Manager”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the trustee (the “Trustee”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund, the Prefunding Account, the Capitalized Interest Account, and the Interest Rate Cap Account, and exclusive of the Interest Rate Cap Agreement and any entitlement to Prepayment Premiums) be treated for federal income tax purposes as comprising four real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the Pooling REMIC, the Subsidiary REMIC, the Intermediate REMIC, and the Master REMIC”).  Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  In addition, each Class of LIBOR Certificates represents the right to receive payments pursuant to contractual arrangements as described in Section 8.11 of this Agreement.  The Class X Certificate also represents ownership of the assets held from time to time in the Basis Risk Reserve Fund, the Interest Rate Cap Account, the Interest Rate Cap Agreement and rights to receive certain payments from the holder of the Class R Certificate as described in Section 8.11 of this Agreement.  The Class R Certificate represents ownership of the sole class of residual interest in each of the Subsidiary REMIC, the Intermediate REMIC, and the Master REMIC for purposes of the REMIC Provisions.  The Class R-II Certificate represents ownership of the sole class of residual interest in the Pooling REMIC.  The Master REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Intermediate REMIC, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Intermediate REMIC for purposes of the REMIC Provisions. The Intermediate REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Subsidiary REMIC, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Subsidiary REMIC.  The Subsidiary REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Pooling REMIC.  The Pooling REMIC shall hold as assets the property of the Trust Fund other than the Lower Tier Interests in the Pooling REMIC, the Subsidiary REMIC and the Intermediate REMIC, the Basis Risk Reserve Fund, the Prefunding Account, the Capitalized Interest Account, the Interest Rate Cap Account, the Interest Rate Cap Agreement and any entitlement to Prepayment Premiums.  The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the fourth month following month in which the Mortgage Loan having the latest maturity date matures.

The Pooling REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial class principal amount for each class of Pooling REMIC Lower Tier Interests.

Pooling REMIC Lower Tier Class Designation	Pooling REMIC Lower Tier Interest Rate	Initial Class Principal Amount
Class LTP-A	(1)	$110,000,025.00
Class LTP-F1	2.16%	$ 20,000,000.00
Class LTP-V1	(2)	$ 20,000,000.00
Class LTP-F2	2.16%	$ 15,000,000.00
Class LTP-V2	(2)	$ 15,000,000.00
Class LTP-F3	2.16%	$ 15,000,000.00
Class LTP-V3	(2)	$ 15,000,000.00
Class LTP-F4	2.16%	$ 20,000,000.00
Class LTP-V4	(2)	$ 20,000,000.00
Class LTP-F5	2.16%	$ 20,000,000.00
Class LTP-V5	(2)	$ 20,000,000.00
Class LTP-F6	2.16%	$ 15,000,000.00
Class LTP-V6	(2)	$ 15,000,000.00
Class LTP-F7	2.16%	$ 20,000,000.00
Class LTP-V7	(2)	$ 20,000,000.00
Class LTP-F8	2.16%	$ 15,000,000.00
Class LTP-V8	(2)	$ 15,000,000.00
Class LTP-F9	2.16%	$ 15,000,000.00
Class LTP-V9	(2)	$ 15,000,000.00
Class LTP-F10	2.160%	$ 15,000,000.00
Class LTP-V10	(2)	$ 15,000,000.00
Class LTP-F11	2.16%	$ 10,000,000.00
Class LTP-V11	(2)	$ 10,000,000.00
Class LTP-F12	2.16%	$ 15,000,000.00
Class LTP-V12	(2)	$ 15,000,000.00
Class LTP-F13	2.16%	$ 15,000,000.00
Class LTP-V13	(2)	$ 15,000,000.00
Class LTP-F14	2.16%	$ 10,000,000.00
Class LTP-V14	(2)	$ 10,000,000.00
Class LTP-F15	2.16%	$ 10,000,000.00
Class LTP-V15	(2)	$ 10,000,000.00
Class LTP-F16	2.16%	$ 15,000,000.00
Class LTP-V16	(2)	$ 15,000,000.00
Class LTP-F17	2.16%	$ 10,000,000.00
Class LTP-V17	(2)	$ 10,000,000.00
Class LTP-F18	2.16%	$ 10,000,000.00
Class LTP-V18	(2)	$ 10,000,000.00
Class LTP-F19	2.16%	$ 10,000,000.00
Class LTP-V19	(2)	$ 10,000,000.00
Class LTP-F20	2.16%	$ 10,000,000.00
Class LTP-V20	(2)	$ 10,000,000.00
Class LTP-F21	2.16%	$ 10,000,000.00
Class LTP-V21	(2)	$ 10,000,000.00
Class LTP-F22	2.16%	$200,000,000.00
Class LTP-V22	(2)	$200,000,000.00
Class LTP-A-IO-S	(3)	(3)
Class R-II	(2)	$ 25.00

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for the Class LTP-A Interest is a per annum rate equal to the Net WAC Rate

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Pooling REMIC Lower Tier Interests is a per annum rate equal to the excess, if any of (i) the product of (a) the Net WAC Rate, and (b) 2, over (ii) 2.16%.

(3)

The Class LTP-A-IO-S Interest does not have a principal balance but on each Distribution Date is entitled to the interest accrued on the Mortgage Loans at the Excess Servicing Fee Rate.

(4)

The Class R-II Certificate represents ownership of the sole class of residual interest in the Pooling REMIC.  On each Distribution Date, Available Funds remaining after all distributions with respect to the other Pooling REMIC Interests have been made in the manner described below shall be distributed with respect to the Class LTP-R Interest.

On each Distribution Date, the Trustee shall first pay or charge as an expense of the Pooling REMIC all expenses of the Trust for such Distribution Date.

On each Distribution Date the Trustee shall distribute the remaining Interest Remittance Amount for Loan Group 1 and Loan Group 2 with respect to each of the Lower Tier Interests in the Pooling REMIC based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount with respect to Loan Group 1 and Loan Group 2 with respect to the Pooling REMIC Interests, first to the Class LT-R-II Certificate until its Class Principal Balance is reduced to zero, then to the Class LTP-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Pooling REMIC Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the Pooling REMIC Interests in the same manner that principal distributions are allocated.

The Subsidiary REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Subsidiary REMIC Lower Tier Interests.

Subsidiary REMIC Lower Tier Class Designation	Subsidiary REMIC Lower Tier Interest Rate	Initial Class Principal Balance	Corresponding Class of Intermediate REMIC Interests
Class LT1-A-1A	(1)	$ 94,875,000.00	Class LT2-A-1A
Class LT1-A-1B	(1)	$192,625,000.00	Class LT2-A-1B
Class LT1-A-2A	(1)	$ 21,862,504.12	Class LT2-A-2A
Class LT1-A-2B	(1)	$ 44,387,508.38	Class LT2-A-2B
Class LT1-A-3A	(1)	$ 33,000,000.00	Class LT2-A-3A
Class LT1-A-3B	(1)	$ 67,000,000.00	Class LT2-A-3B
Class LT1-A-4A	(1)	$ 3,630,000.00	Class LT2-A-4A
Class LT1-A-4B	(1)	$ 7,370,000.00	Class LT2-A-4B
Class LT1-M-1	(1)	$ 17,875,000.00	Class LT2-M-1
Class LT1-M-2	(1)	$ 13,750,000.00	Class LT2-M-2
Class LT1-M-3	(1)	$ 11,000,000.00	Class LT2-M-3
Class LT1-M-4	(1)	$ 8,250,000.00	Class LT2-M-4
Class LT1-M-5	(1)	$ 9,625,000.00	Class LT2-M-5
Class LT1-M-6	(1)	$ 6,875,000.00	Class LT2-M-6
Class LT1-B-1	(1)	$ 6,875,000.00	Class LT2-B-1
Class LT1-B-2	(1)	$ 5,500,000.00	Class LT2-B-2
Class LT1-B-3	(1)	$ 5,500,000.00	Class LT2-B-3
Class LT1-Q	(1)	$550,000,012.50	N/A
Class LT1-AIO-2	(2)	(2)	Class LT2-AIO-2
Class LT1-AIO-S	(3)	(3)	Class LT2-AIO-S
Class LT1-R	(4)	(4)	N/A

___________________________

(1)

The interest rate for each of these Subsidiary REMIC Lower Tier Interests with respect to any Distribution Date (and the related Accrual Period) is a per annum rate equal to the weighted average of the interest rates on the Pooling REMIC Lower Tier Interests (other than the Class R-II Certificate and Class LTP-AIO-S Interests), provided, however, that for any Distribution Date on which the Class LT1-AIO-2 Interest is entitled to a portion of the interest accruals on a Pooling REMIC Lower Tier Interest having an “F” in its class designation, as described in footnote two, below, such weighted average shall be computed by first subjecting the rate on such Pooling REMIC Lower Tier Interest to a cap equal to the product of (i) 2 and (ii) the Certificate Index.

(2)

The Class LT1-AIO-2 is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the Class LT1-AIO-2 shall be entitled to interest accrued on the Pooling REMIC Lower Tier Interest listed in second column in the table below at a per annum rate equal to the excess, if any, of (i) 2.16% over (ii) the product of (a) 2, and (b) the Certificate Index.

Distribution Dates	Pooling REMIC Class Designation
3	Class LTP-F-1
3-4	Class LTP-F-2
3-5	Class LTPI-F-3
3-6	Class LTP-F-4
3-7	Class LTP-F-5
3-8	Class LTP-F-6
3-9	Class LTP-F-7
3-10	Class LTP-F-8
3-11	Class LTP-F-9
3-12	Class LTP-F-10
3-13	Class LTP-F-11
3-14	Class LTP-F-12
3-15	Class LTP-F-13
3-16	Class LTP-F-14
3-17	Class LTP-F-15
3-18	Class LTP-F-16
3-19	Class LTP-F-17
3-20	Class LTP-F-18
3-21	Class LTP-F-19
3-22	Class LTP-F-20
3-23	Class LTP-F-21
3-24	Class LTP-F-22

(3)

For each Distribution Date, the Class LT1-AIO-S Interest shall be entitled to all amounts distributed with respect to the Class LTP-AIO-S Interest.

(4)

The Class LT1-R Interest is the sole class of residual interest in the Subsidiary REMIC.  It does not have an interest rate or a principal balance.

On each Distribution Date the Trustee shall distribute interest on the Lower Tier Interests in the Subsidiary REMIC based on the above-described interest rates, provided, however, that interest that accrues on the Class LT1-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT1-Q Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other Subsidiary REMIC Lower Tier Interests having a principal balance in the manner described below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in the Subsidiary REMIC in the following order of priority:

(i)

First, to the Class LT1-A-1A Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-1A Interest immediately after such Distribution Date;

(ii)

Second, to the Class LT1-A-1B Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-1B Interest immediately after such Distribution Date;

(iii)

Third, to the Class LT1-A-2A Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-2A Interest immediately after such Distribution Date;

(iv)

Fourth, to the Class LT1-A-2B Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-2B Interest immediately after such Distribution Date;

(v)

Fifth, to the Class LT1-A-3A Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-3A Interest immediately after such Distribution Date;

(vi)

Sixth, to the Class LT1-A-3B Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-3B Interest immediately after such Distribution Date;

(vii)

Seventh, to the Class LT1-A-4A Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-4B Interest immediately after such Distribution Date;

(viii)

Eighth, to the Class LT1-A-4B Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class LT2-A-4B Interest immediately after such Distribution Date;

(ix)

Ninth, to the Class LT1-M-1 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-1 Certificates immediately after such Distribution Date;

(x)

Tenth, to the Class LT1-M-2 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-2 Certificates immediately after such Distribution Date;

(xi)

Eleventh, to the Class LT1-M-3 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-3 Certificates immediately after such Distribution Date;

(xii)

Twelfth, to the Class LT1-M-4 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-4 Certificates immediately after such Distribution Date;

(xiii)

Thirteenth, to the Class LT1-M-5 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-5 Certificates immediately after such Distribution Date;

(xiv)

Fourteenth, to the Class LT1-M-6 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-6 Certificates immediately after such Distribution Date;

(xv)

Fifteenth, to the Class LT1-B-1 Interest until its principal balance equals one-half of the Class Principal Balance of the Class B-1 Certificates immediately after such Distribution Date;

(xvi)

Sixteenth, to the Class LT1-B-2 Interest until its principal balance equals one-half of the Class Principal Balance of the Class B-2 Certificates immediately after such Distribution Date;

(xvii)

Seventeenth, to the Class LT1-B-3 Interest until its principal balance equals one-half of the Class Principal Balance of the Class B-3 Certificates immediately after such Distribution Date; and

(xviii)

Finally, to the Class LT1-Q Interest, any remaining amounts.

The Intermediate REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Intermediate REMIC Lower Tier Interests.

Intermediate REMIC Class Designation	Intermediate REMIC Interest Rate	Initial Class Principal Balance	Corresponding Class of Certificate(s) or Component
Class LT2-A-1A	(1)	$189,750,000.00	Class A-1
Class LT2-A-1B	(2)	$385,250,000.00	Class A-1
Class LT2-A-2A	(3)	$ 43,725,008.25	Class A-2
Class LT2-A-2B	(2)	$ 88,775,016.75	Class A-2
Class LT2-A-3A	(4)	$ 66,000,000.00	Class A-3
Class LT2-A-3B	(2)	$134,000,000.00	Class A-3
Class LT2-A-4A	(5)	$ 7,260,000.00	Class A-4
Class LT2-A-4B	(2)	$ 14,740,000.00	Class A-4
Class LT2-M-1	(6)	$ 35,750,000.00	Class M-1
Class LT2-M-2	(6)	$ 27,500,000.00	Class M-2
Class LT2-M-3	(6)	$ 22,000,000.00	Class M-3
Class LT2-M-4	(6)	$ 16,500,000.00	Class M-4
Class LT2-M-5	(6)	$ 19,250,000.00	Class M-5
Class LT2-M-6	(6)	$ 13,750,000.00	Class M-6
Class LT2-B-1	(6)	$ 13,750,000.00	Class B-1
Class LT2-B-2	(6)	$ 11,000,000.00	Class B-2
Class LT2-B-3	(6)	$ 11,000,000.00	Class B-3
Class LT2-AIO-2	(7)	(7)	Class AIO-2
Class LT2-AIO-S	(8)	(8)	Class AIO-S
Class LT2-X	(9)	(9)	Class X
Class LT2-R	(10)	(10)	Class R

___________________________

(1)

The interest rate for the Class LT2-A-1A Interest with respect to any Distribution Date (and the related Accrual Period) on or before the Distribution Date in June 2006 is the per annum rate equal to the lesser of (i) the product of (a) the sum of (I) the product of (A) 203.030303030303%, multiplied by (B) the Certificate Index, plus, (II) 8.818181818181820%, multiplied by (b) a fraction, the numerator of which is (I) the greater of 30 or the actual number of days in the Accrual Period for the LIBOR Certificates, and the denominator of which is (II) 30, and (ii) the quotient of (a) the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests), divided by (b) 33%.  For any Distribution Date (and the related Accrual Period) thereafter, a per annum rate equal to the rate at which interest accrues on the Corresponding Class of Certificates, subject to a cap equal to the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests)

(2)

The interest rate for each of these Intermediate REMIC Lower Tier Interests with respect to any Distribution Date (and the related Accrual Period) on or before the Distribution Date in June 2006 is the per annum rate equal to 0.00%.  For any Distribution Date (and the related Accrual Period) thereafter, a per annum rate equal to the rate at which interest accrues on the Corresponding Class of Certificates, subject to a cap equal to the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests).

(3)

The interest rate for the Class LT2-A-2A Interest with respect to any Distribution Date (and the related Accrual Period) on or before the Distribution Date in June 2006 is the per annum rate equal to the lesser of (i) the product of (a) the sum of (I) the product of (A) 203.030303030303%, multiplied by (B) the Certificate Index, plus, (II) 8.969696969696970%, multiplied by (b) a fraction, the numerator of which is (I) the greater of 30 or the actual number of days in the Accrual Period for the LIBOR Certificates, and the denominator of which is (II) 30, and (ii) the quotient of (a) the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests), divided by (b) 33%.  For any Distribution Date (and the related Accrual Period) thereafter, a per annum rate equal to the rate at which interest accrues on the Corresponding Class of Certificates, subject to a cap equal to the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests).

(4)

The interest rate for the Class LT2-A-3A Interest with respect to any Distribution Date (and the related Accrual Period) on or before the Distribution Date in June 2006 is the per annum rate equal to the lesser of (i) the product of (a) the sum of (I) the product of (A) 203.030303030303%, multiplied by (B) the Certificate Index, plus, (II) 8.696969696969700%, multiplied by (b) a fraction, the numerator of which is (I) the greater of 30 or the actual number of days in the Accrual Period for the LIBOR Certificates, and the denominator of which is (II) 30, and (ii) the quotient of (a) the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests), divided by (b) 33%.  For any Distribution Date (and the related Accrual Period) thereafter, a per annum rate equal to the rate at which interest accrues on the Corresponding Class of Certificates, subject to a cap equal to the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests).

(5)

The interest rate for the Class LT2-A-4A Interest with respect to any Distribution Date (and the related Accrual Period) on or before the Distribution Date in June 2006 is the per annum rate equal to the lesser of (i) the product of (a) the sum of (I) the product of (A) 203.030303030303%, multiplied by (B) the Certificate Index, plus, (II) 9.515151515151520%, multiplied by (b) a fraction, the numerator of which is (I) the greater of 30 or the actual number of days in the Accrual Period for the LIBOR Certificates, and the denominator of which is (II) 30, and (ii) the quotient of (a) the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests), divided by (b) 33%.  For any Distribution Date (and the related Accrual Period) thereafter, a per annum rate equal to the rate at which interest accrues on the Corresponding Class of Certificates, subject to a cap equal to the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests).

(6)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Intermediate REMIC Lower Tier Interests is a per annum rate equal to the lesser of (i) the rate at which interest accrues on the Corresponding Class of Certificates and (ii) the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests).

(7)

With respect to any Distribution Date, the Class LT2-AIO-2 Interest shall be entitled to all amounts distributable with respect to the Class LT1-AIO-2 Interest.

(8)

With respect to any Distribution Date, the Class LT2-AIO-S Interest shall be entitled to all amounts distributable with respect to the Class LT1-AIO-S Interest.

(9)

The Class LT2-X Interest will accrue interest on its Notional Amount.  Its Notional Amount shall for any Distribution Date (and the related Accrual Period) equal the sum of the principal balances of the Subsidiary REMIC Lower Tier Interests.  For each Accrual Period, the Class X Certificate shall accrue interest on its Notional Amount at a per annum rate equal to the excess of (i) the weighted average of the interest rates on the Subsidiary REMIC Lower Tier Interests (other than the Class LT1-AIO-2, Class LT1-AIO-S, and Class LT1-R Interests), over (ii) the Adjusted Subsidiary REMIC WAC.  Interest accrued on the Class X Certificate for any Accrual Period shall not be distributed on the related Distribution Date but shall be deferred to the extent of any increase in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall not itself accrue interest.

(10)

The Class LT2-R Interest is the sole class of residual interest in the Intermediate REMIC.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee shall distribute interest on the Intermediate REMIC Lower Tier Interests at the above-described rates.

On each Distribution Date, the Trustee shall distribute principal on, and shall allocate Realized Losses among, the Intermediate REMIC Lower Tier Interests in the same amount that the Trustee distributes principal, or allocates Realized Losses, on the Corresponding Class of Certificates, provided, however, that in the case of the Class LT2-A-1A, Class LT2-A-2A, Class LT2-A-3A, and Class LT2-A-4A Interests, on each Distribution Date principal payments shall be made and losses shall be allocated such that the principal balance of each such Intermediate REMIC Lower Tier Interest equals 33% of the Class Principal Balance of the Corresponding Class of Certificates, and, that in the case of the Class LT2-A-1B, Class LT2-A-2B, Class LT2-A-3B, and Class LT2-A-4B Interests, on each Distribution Date principal payments shall be made and losses shall be allocated such that the principal balance of each such Intermediate REMIC Lower Tier Interest equals 67% of the Class Principal Balance of the Corresponding Class of Certificates.

The Master REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, initial Class Principal Balance, and minimum Denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

Class Designation	Initial Certificate Principal Balance or Initial Notional Amount	Pass-Through Rate	Assumed Final Maturity Date(1)	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum
Class A-1	$ 575,000,000.00	1.63%(2)	October 2034	$25,000	$1
Class A-2	$ 132,500,000.00	1.68%(2)	October 2034	$25,000	$1
Class A-3	$ 200,000,000.00	1.59%(2)	October 2034	$25,000	$1
Class A-4	$ 22,000,000.00	1.86%(2)	October 2034	$25,000	$1
Class A-IO-1	(3)	6.64%(2)	October 2034	$25,000	$1
Class A-IO-2	(4)	(4)	October 2034	$25,000	$1
Class A-IO-S	(5)	(5)	October 2034	$25,000	$1
Class M-1	$ 35,750,000.00	1.88%(2)	October 2034	$25,000	$1
Class M-2	$ 27,500,000.00	1.96%(2)	October 2034	$25,000	$1
Class M-3	$ 22,000,000.00	2.04%(2)	October 2034	$25,000	$1
Class M-4	$ 16,500,000.00	2.41%(2)	October 2034	$25,000	$1
Class M-5	$ 19,250,000.00	2.51%(2)	October 2034	$25,000	$1
Class M-6	$ 13,750,000.00	2.81%(2)	October 2034	$25,000	$1
Class B-1	$ 13,750,000.00	3.36%(2)	October 2034	$25,000	$1
Class B-2	$ 11,000,000.00	3.61%(2)	October 2034	$25,000	$1
Class B-3	$ 11,000,000.00	5.11%(2)	October 2034	$25,000	$1
Class X	(6)	(6)	October 2034	10%	N/A
Class R(7)	$ 25.00(7)	1.68%(2)	October 2034	20%	N/A
Class R-II(8)	$ 25.00(8)	1.68%(2)	October 2034	20%	N/A

___________________________

(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date four months following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in the Master REMIC.

(2)

The rate shown above is the Pass-Through Rate for the July 2004 Distribution Date (and the related Accrual Period).  The Pass-Through Rate applicable to any other Distribution Date (and the related Accrual Period) shall equal the sum of the related Certificate Index and the Certificate Margin for such Distribution Date subject to a cap equal to the applicable Net Funds Cap, provided, however, that for purposes of the REMIC Provisions, such cap shall equal the weighted average of the of the interest rates on the Intermediate REMIC Lower Tier Interests (other than the Class LT2-AIO-2, Class LT2-AIO-S, LT2-X and Class LT2-R Interests), computed as though each such Lower Tier Interest accrued interest based on the weighted average of the rates on the Subsidiary REMIC Lower Tier Interests, and any interest distributed at a rate in excess of such cap shall be deemed to have been paid from the Basis Risk Reserve Fund.

(3)

The rate shown above is the Pass-Through Rate for the July 2004 Distribution Date (and the related Accrual Period).  The Class A-IO-1 Certificates are an interest only Class and for any Distribution Date on or before the Distribution Date in June 2006 the Class A-IO-1 Certificates shall bear interest at their Pass-Through Rate (as defined herein) on the Class A-IO-1 Notional Amount (as defined herein).  In addition, the Class A-IO-1 Certificates shall be entitled to all Prepayment Premiums on the Mortgage Loans and such entitlement shall not be an interest in any REMIC created hereunder.  For purposes of the REMIC Provisions, for each Distribution Date on or before the Distribution Date in June 2006, the Class A-IO-1 Certificates shall be entitled to a specified portion of the interest that accrues on the Class LT2-A-1A , Class LT2-A-2A, Class LT2-A-3A, and Class LT2-A-4A Interests for the related Accrual Period.

·

Specifically, the Class A-IO-1 Certificates shall be entitled to interest accrued on the Class LT2-A-1A, Class LT2-A-2A, Class LT2-A-3A, and Class LT2-A-4A Interests at a per annum rate equal to the least of (i) the excess, if any, of (a) 8.00%, over (b) the Certificate Index for such Distribution Date, (ii) the excess of (a) the weighted average of the interest rates on the Class LT2-A-1A, Class LT2-A-2A, Class LT2-A-3A, and Class LT2-A-4A Interests for the Accrual Period, over (b) the product of (I) the weighted average of the interest rates on those interests if they were each subject to a cap and a floor equal to the Pass-Through Rates for their Corresponding Class of Certificates for the Accrual Period multiplied by (II) a fraction, the numerator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, and the denominator of which is 30, and (iii) the Class A IO-1 Maximum Rate.

(4)

The Class A-IO-2 Certificates are an interest only Class and for any Distribution Date beginning with the September 2004 Distribution Date and ending with the June 2006 Distribution Date the Class A-IO-2 Certificates shall bear interest at their Pass-Through Rate (as defined herein) on the Class A-IO-2 Notional Amount (as defined herein).  For purposes of the REMIC Provisions, the Class A-IO-2 Certificates shall, for each Distribution Date, be entitled to all amounts distributed with respect to the Class LT2-AIO-2 Interest.

(5)

The Class A-IO-S Certificates are an interest only Class and for each Distribution Date the Class A-IO-S Certificates shall receive the aggregate Excess Servicing Fee.  For purposes of the REMIC Provisions, the Class A-IO-S Certificates shall, for each Distribution Date, be entitled to all amounts distributed with respect to the Class LT2-AIO-S Interest.

(6)

For purposes of the REMIC Provisions, the Class X Certificate is entitled on each Distribution Date to all amounts distributable with respect to the Class LT2-X Interest.

(7)

The Class R Certificate represents ownership of the residual interest in the Master REMIC, as well as ownership of the Class LT2-R and Class LT1-R Interests.

(8)

The Class R-II Certificate represents ownership of the residual interest in the Pooling REMIC.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Class A-IO Certificates

The Class A-IO-1, Class A-IO-2 and Class A-IO-S Certificates.

Class B Certificates

The Class B-1, Class B-2 and Class B-3 Certificates.

Class M Certificates

The Class M-1, Class M-2 , Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class X Certificates

The Class X Certificates.

ERISA-Restricted Certificates

The Residual Certificates, Private Certificates, and Certificates of any Class that no longer satisfy the applicable rating requirements of the Underwriters’ Exemption.

LIBOR Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M 3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class R and Class R-II Certificates.

Notional Amount Certificates

The Class A-IO-1, Class A-IO-2, Class A-IO-S and Class X Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Private Certificates

The Class A-IO-2, Class A-IO-S and Class X Certificates.

Physical Certificates

The Class A-IO-2, Class A-IO-S, Class R, Class R-II and Class X Certificates.

Rating Agencies

Fitch, Moody’s and S&P.

Regular Certificates

All Classes of Certificates other than the Class R and Class R-II Certificates.

Residual Certificates

The Class R and Class R-II Certificates.

Senior Certificates

The Class A, Class A-IO, Class R and Class R-II Certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B 2, Class B-3 and Class X Certificates.

ARTICLE I

DEFINITIONS

SECTION 1.01

Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices:  With respect to any Designated Mortgage Loan, the Master Servicer’s normal master servicing practices, which practices shall conform to those mortgage master servicing practices of prudent mortgage lending institutions which master service mortgage loans for their own account and of the same type as such Designated Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accepted Servicing Practices:  With respect to any Mortgage Loan, the Servicer’s normal servicing practices, which practices shall conform to those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans for their own account and of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accrual Period:  For any class of Offered Certificates, other than the Class A-IO-1 Certificates, and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related Distribution Date.  For the Class A-IO-1 and Class A-IO-2 Certificates, the period commencing on the 25th day of the month preceding the related Distribution Date and ending on the 24th day of the month of such Distribution Date.  For each Lower Tier Interest and Class A-IO-S Certificates, the calendar month preceding the month in which the Distribution Date occurs.

Adjusted Subsidiary REMIC WAC:  For any Accrual Period, the product of (i) two, multiplied by (ii) the weighted average of the interest rates on the Lower Tier Interests in the Subsidiary REMIC (other than the Class LT2-R Interest), determined by (a) subjecting the rate on the Class LT1-Q Interest to a cap of zero and (b) subjecting the rate on the Class LT1-A-1A, Class LT1-A-1B, Class LT1-A-2A, Class LT1-A-2B, Class LT1-A-3A, Class LT1-A-3B, Class LT1-A-4A, Class LT1-A-4B, Class LT1-M-1, Class LT1-M-2, Class LT1-M-3, Class LT1-M-4, Class LT1-M-5, Class LT1-M-6, Class LT1-B-1, Class LT1-B-2 and Class LT1-B-3 Interests to a cap equal to the Pass-Through Rate on the Corresponding Class Intermediate REMIC Lower Tier Interests for such Accrual Period.

Adjustment Date:  With respect to each adjustable-rate Mortgage Loan each adjustment date on which the Mortgage Rate thereon changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each such adjustable-rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

Advance:  With respect to any Non-Designated Mortgage Loan, the payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01.  With respect to any Designated Mortgage Loan, other than a Fremont Serviced Mortgage Loan, the payment required to be made by (i) a Designated Servicer pursuant to the related Designated Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.23(a).  With respect to any Fremont Serviced Mortgage Loan, the payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.23(a).

Aggregate Collateral Balance:  As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Prefunding Account; provided that the Aggregate Collateral Balance as of the Initial Cut-off Date will include the Prefunded Amount.

Aggregate Loan Balance:  As of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Aggregate Loan Group Balance:  As to any Loan Group and as of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group, except as otherwise provided, as of the last day of the related Collection Period.

Aggregate Loan Group Collateral Balance:  As of any date of determination and Loan Group, will be equal to applicable Aggregate Loan Group Balance plus the amount, if any, then on deposit in the Prefunding Account, with respect to the related Loan Group; provided that the Aggregate Loan Group Collateral Balance as of the Initial Cut-off Date will include the Prefunded Amount.

Aggregate Subsequent Transfer Amount:  With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the applicable Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(e); provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Ancillary Income:  All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, including investment income on the applicable Collection Account and any interest due and actually received from the related Mortgagor that accrued during the portion of the Prepayment Period that is in the same calendar month as the Distribution Date with respect to such Mortgage Loan in connection with such Principal Prepayments in full.  Ancillary Income does not include any Prepayment Premiums.

Applicable Rate:  With respect to any Subsequent Transfer Date in July 2004, 1.85% per annum, with respect to any Subsequent Transfer Date in August 2004, 1.78% per annum and with respect to any Subsequent Transfer Date in September 2004, 1.71% per annum.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Distribution Date, payments of principal on such Distribution Date and any additions to the Class Principal Balance of the Certificates on such Distribution Date pursuant to Section 4.03(b) over (ii) the Aggregate Collateral Balance for such Distribution Date.

Appraised Value:  The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of June 1, 2004, by and between DLJMC, as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

Auction Purchaser:  As defined in Section 9.01.

Auction Date:  As defined in Section 9.01.

B-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 91.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

B-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 93.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

B-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class B-1 Certificates and Class B-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

Balloon Loan:  Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Basis Risk Reserve Fund:  The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2004-4, Home Equity Pass Through Certificates, Series 2004-4.”  The Basis Risk Reserve Fund shall not be part of any REMIC.  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Benefit Plan Investor:  As defined in Section 5.02(b) hereof.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, or savings and loan institutions in the States of Florida, Iowa, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account:  The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section 3.06(h) hereof.  The Capitalized Interest Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC.  Except as provided in Section 3.06(h) hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

Capitalized Interest Deposit:  $2,500,000.

Capitalized Interest Requirement:  With respect to the July 2004 Distribution Date, an amount equal to 25 days of interest accruing at a per annum rate equal to the sum of (a) the weighted average Pass-Through Rate of the Offered Certificates (other than the Class A-IO-1 Certificates) and (b) 1.85% on the Prefunded Amount outstanding at the end of the related Collection Period.  With respect to the August 2004 Distribution Date, an amount equal to interest accruing during the related Accrual Period at a per annum rate equal to the sum of (a) the weighted average Pass-Through Rate of the Offered Certificates (other than the Class A-IO-1 Certificates) for such Distribution Date and (b) 1.78% on the sum of the Prefunded Amount at the end of the related Collection Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to August 1, 2004 transferred to the Trust during the related Collection Period.  With respect to the September 2004 Distribution Date, an amount equal to interest accruing during the related Accrual Period at a per annum rate equal to the sum of (a) the weighted average Pass-Through Rate of the Offered Certificates (other than the Class A-IO-1 Certificates) for such Distribution Date and (b) 1.71% on the sum of the Prefunded Amount at the end of the related Collection Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to September 1, 2004 transferred to the Trust during the related Collection Period.  If the Capitalized Interest Requirement is insufficient to enable the Pooling REMIC to pay the Pooling REMIC Regular Interests their stated pass-through rates, the Class X Certificates will contribute any amounts necessary to pay the Pooling REMIC Regular Interests their stated pass-through rates.  Any amounts contributed to the Subsidiary REMIC by the Class X Certificates will not be eligible to fund overcollateralization.

Carryforward Interest:  For any Class of Offered Certificates and the Class A-IO-2 Certificates and Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) with respect to the Offered Certificates (other than the Class A-IO-1 Certificates), interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

Certificate:  Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Account:  The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.06, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies.

Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and, in the case of any Subordinate Certificates, reduced by any Applied Loss Amounts allocated to such Class on prior Distribution Dates pursuant to Section 4.03(a) plus the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03(b).

Certificate Index:  With respect to each Distribution Date, the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trustee shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Servicer of such rate.

Certificate Margin:  As to each Class of LIBOR Certificates, the applicable amount set forth below:

Class of LIBOR Certificates	Certificate Margin
	(1)	(2)
A-1	0.27%	0.54%
A-2	0.32%	0.64%
A-3	0.23%	0.46%
A-4	0.50%	1.00%
M-1	0.52%	0.78%
M-2	0.60%	0.90%
M-3	0.68%	1.02%
M-4	1.05%	1.55%
M-5	1.15%	1.65%
M-6	1.45%	1.95%
B-1	2.00%	2.50%
B-2	2.25%	2.75%
B-3	3.75%	4.25%
R	0.32%	(3)
R-II	0.32%	(3)

______________________

(1)

Prior to and on the Optional Termination Date.

(2)

After the Optional Termination Date.

(3)

It is expected that the Class Principal Balance of the Class R and Class R-II Certificates will be reduced to zero prior to the Optional Termination Date.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-1 Net Funds Cap:  For any Distribution Date and the Class A-1 Certificates, will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Loan Group 1 and such date and (2) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of Loan Group 1 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Class A-IO-1 Maximum Rate:  For any Distribution Date and the Class A-IO-1 Certificates, a per annum rate as set forth in the following table:

Distribution Date	Class A-IO Maximum Rate
July 2004	6.90%
August 2004	6.90%
September 2004	6.40%
October 2004	6.40%
November 2004	6.40%
December 2004	6.40%
January 2005	6.00%
February 2005	6.00%
March 2005	6.00%
April 2005	5.75%
May 2005	5.75%
June 2005	5.75%
July 2005	5.25%
August 2005	5.25%
September 2005	5.00%
October 2005	5.00%
November 2005	5.00%
December 2005	4.75%
January 2006	4.75%
February 2006	4.50%
March 2006	4.50%
April 2006	4.50%
May 2006	4.25%
June 2006	4.25%

Class A-IO-1 Net Funds Cap:  For any Distribution Date and the Class A-IO-1 Certificates, a per annum rate equal to the quotient of (aa) weighted average of (1)(A) the Class A-1 Net Funds Cap (without adjustment for the actual number of days in the Accrual Period) less (B) the rate obtained by multiplying (i) 12 and (ii) the percentage obtained by dividing the Current Interest due the Class A-1 Certificates on that Distribution Date by the Class Principal Balance of the Class A-1 Certificates immediately prior to that Distribution Date; and (2)(X) the Group 2 Senior Net Funds Cap (without adjustment for the actual number of days in the Accrual Period) less (Y) the rate obtained by multiplying (i) 12 and (ii) the percentage obtained by dividing the Current Interest due the Class A-2, Class A-3 and Class A-4 Certificates on that Distribution Date by the Class Principal Balance of the Class A-2, Class A-3 and Class A-4 Certificates immediately prior to that Distribution Date; weighted according to the respective Class Principal Balances of (I) the Class A-1 Certificates and (II) the Class A-2, Class A-3 and Class A-4 Certificates, respectively and (bb) 33.00%.

Class A-IO-1 Notional Amount:  For any Distribution Date on or prior to the June 2006 Distribution Date, will equal 33.00% of the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates immediately prior to that Distribution Date.  After the Distribution Date in June 2006, the Class A-IO-1 Notional Amount will equal zero.

Class A-IO-2 Notional Amount:  For any Distribution Date beginning with the September 2004 Distribution Date and ending with the June 2006 Distribution Date, will equal the lesser of (x) the Aggregate Collateral Balance as of the first day of the related Collection Period for such Distribution Date and (y) the specified notional amount for that Distribution Date (as set forth below).  On the July 2004 and August 2004 Distribution Dates and after the Distribution Date in June 2006, the Class A-IO-2 Notional Amount will equal zero.

Distribution Date	Specified Notional Amount ($)	Distribution Date	Specified Notional Amount ($)
July 2004	0	August 2005	630,000,000
August 2004	0	September 2005	600,000,000
September 2004	990,000,000	October 2005	570,000,000
October 2004	950,000,000	November 2005	550,000,000
November 2004	920,000,000	December 2005	530,000,000
December 2004	890,000,000	January 2006	500,000,000
January 2005	850,000,000	February 2006	480,000,000
February 2005	810,000,000	March 2006	460,000,000
March 2005	780,000,000	April 2006	440,000,000
April 2005	740,000,000	May 2006	420,000,000
May 2005	710,000,000	June 2006	400,000,000
June 2005	680,000,000	July 2006 and thereafter	0
July 2005	650,000,000

Class Principal Balance:  With respect to any Class of Offered Certificates (other than the Class A-IO-1 Certificates) and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class R Certificate:  A Certificate representing the residual interest in the Master REMIC, the Intermediate REMIC and the Subsidiary REMIC.

Class R-II Certificate:  A Certificate representing the residual interest in the Pooling REMIC.

Class X Distributable Amount:  With respect to any Distribution Date, the excess of (i) the sum of (a) the interest accrued during the related Accrual Period on the Class LT2-X notional amount at the Pass-Through Rate for the Class LT2-X Interest, as described in the Preliminary Statement, and (b) the sum of (x) any Overcollateralization Release Amount and (y) the excess of (I) amounts so accrued in all prior Accrual Periods over (II) amounts distributed with respect to the Class X Certificate pursuant to Section 4.02(e)(xiii) on prior Distribution Dates, over (ii) all amounts distributed pursuant to Section 4.02(e)(i) through 4.02(e)(xii) on such Distribution Date.

Closing Date:  July 1, 2004.

Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Account:  The accounts established and maintained by the Servicer in accordance with Section 3.06.

Collection Period:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Commission:  The Securities and Exchange Commission.

Compensating Interest Payment:  For any Distribution Date and the Mortgage Loans serviced by the Servicer, the lesser of (i) the aggregate Servicing Fee payable to the Servicer on such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the Mortgage Loans for that Distribution Date.  For purposes of this definition only, the Servicing Fee Rate shall equal 0.50%.

For any Distribution Date and the Designated Mortgage Loans (other than the Fremont Serviced Mortgage Loans) serviced by a particular Designated Servicer, the aggregate Prepayment Interest Shortfall allocable to Payoffs for such Designated Mortgage Loans for that Distribution Date, less the amount of any Compensating Interest (as defined in the related Designated Servicing Agreement) actually remitted by the related Designated Servicer for such Distribution Date.

For any Distribution Date and the Fremont Serviced Mortgage Loans master serviced by the Master Servicer, the lesser of (i) 0.50% per annum of the aggregate principal balance of the Fremont Serviced Mortgage Loans and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the Fremont Serviced Mortgage Loans for that Distribution Date.

Corporate Trust Office:  The designated office of the Trustee in the State of Minnesota at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, St. Paul, MN 55107, Attn:  Corporate Trust Structured Finance, Ref: Home Equity Asset Trust 2004-4.

Credit Risk Manager:  The Murrayhill Company, a Colorado corporation, and any successor.

Credit Risk Management Agreement:  The agreement between the Servicer and the Credit Risk Manager dated as of July 1, 2004.

Credit Risk Manager Fee:  The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to one-twelfth of the Credit Risk Manager Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

Credit Risk Manager Fee Rate:  0.0165% per annum.

Current Interest:  For any interest bearing Class of Offered Certificates and the Class A-IO-2 Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance, Class A-IO-1 Notional Amount or Class A-IO-2 Notional Amount, as applicable, of such Class during the related Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.02(a) without regard to this proviso as a result of Interest Shortfalls, then the Current Interest on each Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by such Interest Shortfalls for such Distribution Date.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodian:  LaSalle Bank National Association, as custodian, or its successor in interest.

Custodial Agreement:  The Custodial Agreement dated as of the date hereof between LaSalle Bank National Association, as custodian, and the Trustee.

Cut-off Date:  For any Initial Mortgage Loan, the Initial Cut-off Date.  For any Subsequent Mortgage Loan, the applicable Subsequent Cut-off Date.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Defective Mortgage Loan:  Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

Deferred Amount:  For any Class of Subordinate Certificates (other than the Class X Certificates) and Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) any additions to the Class Principal Balance pursuant to Section 4.03(b) on such Distribution Date or any previous Distribution Date.  Any payment of Deferred Amount pursuant to Section 4.02(e) shall not result in a reduction to the Class Principal Balance of the Class of Certificate to which it is distributed.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan:  As defined in Section 2.03(d) herein.

Delinquency Rate:  For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8 102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book entry transfers and pledges of securities deposited with the Depository.

Designated Mortgage Loans:  Each of the Mortgage Loans master serviced by the Master Servicer and listed on the Designated Mortgage Loan Schedule.  A Mortgage Loan will cease to be a Designated Mortgage Loan after its WFBNA Servicing Transfer Date.

Designated Mortgage Loan Schedule:  The list of Mortgage Loans attached hereto as Schedule IV.

Designated Servicer:  With respect to each Designated Mortgage Loan, the primary servicer therefor pursuant to the related Designated Servicing Agreement.

Designated Servicing Agreements:  Each of the servicing agreements, attached hereto as Schedule V, under which the Designated Mortgage Loans are serviced.

Determination Date:  As to any Distribution Date and any Mortgage Loan, the Business Day immediately preceding the 18th day of each month.

Distribution Date:  The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, in each case commencing in July 2004.

Disqualified Organization:  A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of:  (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R or Class R-II Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R or Class R-II Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “State” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

DLJMC:  DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

Due Date:  With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due, which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the day in such calendar month on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the obligations and securities listed below:

(i)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated Aa3 or higher by Moody’s and AA- or higher by S&P;

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in the highest ratings by each Rating Agency, and the long term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long term debt obligations of such holding company) are rated in one of two of the highest ratings, by each Rating Agency;

(iii)

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) the short-term debt obligations of which are rated A-1 or higher by S&P and rated A-2 or higher by Moody’s; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of Moody’s, and a short term unsecured debt rating of A-1 or higher by S&P, at the time of such investment;

(v)

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category by each Rating Agency, at the time of such investment;

(vi)

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of Moody’s, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment; and

(vii)

money market funds having ratings in the highest available rating category of Moody’s and either “AAAm” or “AAAm-G” of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Servicer, the Master Servicer or the Trustee and any such funds that are managed by the Servicer, the Master Servicer or the Trustee or their respective Affiliates or for the Servicer, the Master Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters’ Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 3.19.

Escrow Account:  The separate account or accounts created and maintained by the Servicer pursuant to Section 3.07.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  As defined in Section 7.01 herein.

Excess Servicing Fee:  As to each WFBNA Serviced Loan and any Distribution Date, an amount equal to one month’s interest at the Excess Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Excess Servicing Fee Rate:  With respect to any WFBNA Serviced Loan, the excess, if any, of 0.50% over the “WFBNA Servicing Fee Rate” as defined in the WFBNA Letter Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Expense Fee:  As to each Mortgage Loan, the sum of the related Servicing Fee, the related Excess Servicing Fee, the Trustee Fee, the Credit Risk Manager Fee and any lender paid Primary Insurance Policy premium, if applicable.

Expense Fee Rate:  As to each Mortgage Loan and any date of determination, the sum of the related Servicing Fee Rate, the related Excess Servicing Fee Rate, the Trustee Fee Rate, the Credit Risk Manager Fee Rate and the rate at which any lender paid Primary Insurance Policy premium is calculated, if applicable.

Fair Credit Reporting Act:  15 U.S.C. §§1681 et seq.

Fair Market Value:  As defined in Section 9.01 hereof.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 3.19.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 3.12(f) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date:  The Distribution Date in October 2034.

FIRREA:  The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Fitch:  Fitch Ratings, or any successor thereto.  For purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch Ratings, 1 State Street Plaza, New York, New York 10004, Attention:  Home Equity Asset Trust 2004-4, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer, the Master Servicer, and the Trustee.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FNMA Guides:  The FNMA Sellers’ Guide and the FNMA Servicers’ Guide and all amendments or additions thereto.

Fremont Serviced Mortgage Loans:  Each of the Designated Mortgage Loans serviced by Fremont Investment & Loan and identified as a Fremont Serviced Mortgage Loan.

Gross Margin:  With respect to each adjustable-rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Group 1 Allocation Amount:  For any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived for Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Excess Interest Amount:  For any Distribution Date, the product of the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 4.02(e)(i)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group 2 Allocation Amount:  For any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from Loan Group 2 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) of the definition thereof.

Group 2 Senior Net Funds Cap:  For any Distribution Date and the Class A-2, Class A-3 and Class A-4 Certificates will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Loan Group 2 and such date and (2) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of Loan Group 2 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Index:  With respect to each adjustable-rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Cut-off Date:  June 1, 2004.

Initial Mortgage Loan:  A Mortgage Loan conveyed to the Trust Fund on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

Insolvency Proceeding:  As defined in Section 4.08(k).

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds of any Primary Insurance Policies and any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s (with respect to the Non-Designated Mortgage Loans) or the related Designated Servicers’ (with respect to the Designated Mortgage Loans) normal servicing procedures.

Interest Determination Date:  With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Rate Cap Account:  The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.07 in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association in trust for registered holders of Home Equity Asset Trust 2004-4, Home Equity Pass-Through Certificates, Series 2004-4.”  Funds in the Interest Rate Cap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.  The Interest Rate Cap Account will not be an asset of any REMIC.  Ownership of the Interest Rate Cap Account is evidenced by the Class X Certificates.

Interest Rate Cap Agreement:  The confirmation dated July 1, 2004, evidencing a transaction between the Interest Rate Cap Agreement Counterparty and the Trustee (as governed by and subject to the terms and conditions which would be applicable if the parties had executed and delivered an ISDA Master Agreement with the attached schedule thereto), a form of which is attached hereto as Exhibit T.

Interest Rate Cap Agreement Counterparty:  Barclays Capital Inc.

Interest Rate Cap Agreement Termination Date:  The Distribution Date in April 2006, after any required payment is made.

Interest Remittance Amount:  For any Distribution Date and Loan Group, an amount equal to the sum of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Loan Group during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans in such Loan Group during the related Prepayment Period (other than interest on Principal Prepayments that occur during the portion of the Prepayment Period that is in the same calendar month as the related Distribution Date), less (x) the Servicing Fees (other than any Excess Servicing Fee) and any lender paid Primary Insurance Policy premiums with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicer, the Master Servicer, or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by the Servicer or the Master Servicer with respect to the related Mortgage Loans with respect to such Distribution Date and any compensating interest payments received from any Designated Servicer with respect to that Distribution Date, (3) the portion of any Substitution Adjustment Amount and Repurchase Price paid with respect to such Mortgage Loans during the calendar month immediately preceding the Distribution Date, in each case allocable to interest and the proceeds of any purchase of the Mortgage Loans by the Terminating Entity pursuant to Section 9.01 in an amount not exceeding the interest portion of the Par Value, (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to such Mortgage Loans during the prior calendar month, to the extent allocable to interest, (5) any amounts withdrawn from the Capitalized Interest Amount to pay interest on the related Certificates with respect to such Distribution Date and (6) the aggregate Excess Servicing Fee to be distributed to the Class A-IO-S Certificates.

Interest Shortfall:  For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Prepayment Interest Shortfalls to the extent not covered by a Compensating Interest Payment and (b) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

Intermediate REMIC:  As specified in the Preliminary Statement.

ISDA:  International Swaps and Derivatives Association, Inc.

ISDA Master Agreement:  An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York or Minnesota or in the city of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As defined in the Preliminary Statement.

Liquidation Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated (or in the case of a second lien Mortgage Loan, charged-off by the Servicer in accordance with Accepted Servicing Practices, with respect to the Non-Designated Mortgage Loans, or by the related Designated Servicer with respect to the Designated Mortgage Loans) in the calendar month preceding the month of such Distribution Date and as to which the Servicer or Designated Servicer, as applicable, has determined (in accordance with this Agreement or the Designated Servicing Agreement, as applicable) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property (exclusive of any possibility of a deficiency judgment).

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or similar dispositions or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, other than Recoveries.

Loan Group:  Any of Loan Group 1 or Loan Group 2, as applicable.

Loan Group 1:  All Mortgage Loans identified as Loan Group 1 Mortgage Loans on the Mortgage Loan Schedule.

Loan Group 2:  All Mortgage Loans identified as Loan Group 2 Mortgage Loans on the Mortgage Loan Schedule.

Loan-to-Value Ratio:  With respect to any first-lien Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination, and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related Mortgaged Property and the Appraised Value of the related Mortgaged Property, or (b) in the case of a refinance, the amount set forth in an appraisal made in connection with the refinancing of the related Mortgaged Loan as the value of the related Mortgaged Property.  With respect to any second-lien Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (x) the principal balance of the related Mortgage Loan at the date of its origination and (y) the outstanding principal balance of the senior mortgage loan at the date of origination of such senior mortgage loan and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related Mortgaged Property and the Appraised Value of the related Mortgaged Property, or (b) in the case of a refinance, the amount set forth in an appraisal made in connection with the refinancing of the related Mortgaged Loan as the value of the related Mortgaged Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  An interest in any of the Pooling REMIC, the Subsidiary REMIC or the Intermediate REMIC, as described in the Preliminary Statement, those interests having an LTP designation being interests in the Pooling REMIC, those interests having an LT1 designation being interests in the Subsidiary REMIC and those interests having an LT2 designation being interests in the Intermediate REMIC.

M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 71.40% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 76.40% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

M-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 80.40% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-4 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 83.40% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-5 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 86.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-6 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 89.40% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master REMIC:  As specified in the Preliminary Statement.

Master Servicer:  Wells Fargo Bank, N.A. or its successors in interest, if applicable.

Master Servicer Employees:  As defined in Section 3.19 herein.

Maximum Interest Rate:  For the Class A-1, Class A-2, Class A-3, Class A-4, Class R and Class R-II Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average Maximum Mortgage Rates minus the weighted average Expense Fee Rate of the adjustable-rate mortgage loans in the related Loan Group and (ii) the weighted average Net Mortgage Rates of the fixed-rate mortgage loans in the related Loan Group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average Maximum Mortgage Rates minus the weighted average Expense Fee Rate of the adjustable-rate Mortgage Loans in both Loan Groups and the (y) weighted average Net Mortgage Rates of the fixed-rate Mortgage Loans in both Loan Groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  All weighted averages calculated hereunder shall be based on Stated Principal Balance of the applicable Mortgage Loans as of the first day of the related Collection Period.

Maximum Mortgage Rate:  With respect to each Mortgage Loan having an adjustable-rate Mortgage Rate, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Minimum Mortgage Rate:  With respect to each Mortgage Loan having an adjustable rate Mortgage Rate, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee fro the originator of such Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest:  As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (xv) of Section 4.02(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (x) of Section 4.02(c) or 4.02(d), as applicable.

Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 4.04.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicer, the Master Servicer and the Trustee.

Mortgage:  The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans:  Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  Such mortgage loans include conventional, adjustable-rate and fixed-rate, fully amortizing and balloon, first and second lien residential mortgage loans, all of which have original terms to stated maturity of up to 30 years.

Mortgage Loan Purchase Price:  The price, calculated as set forth in Section 9.01, to be paid in connection with the purchase of the Mortgage Loans by the Auction Purchaser.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.01, 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan by Loan Group:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and zip code;

(iv)

a code indicating the type of Mortgaged Property and the occupancy status;

(v)

a code indicating the Servicer or the Designated Servicer of the Mortgage Loan, as applicable;

(vi)

the original months to maturity;

(vii)

a code indicating the Loan-to-Value Ratio at origination;

(viii)

the Mortgage Rate as of the Cut-off Date;

(ix)

the stated maturity date;

(x)

the amount of the Scheduled Payment as of the Cut-off Date;

(xi)

the original principal amount of the Mortgage Loan;

(xii)

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(xiii)

the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xiv)

a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the term and the amount of the Prepayment Premium;

(xv)

an indication whether the Mortgage Loan accrues interest at an adjustable Mortgage Rate or a fixed Mortgage Rate;

(xvi)

the Index that is associated with such Mortgage Loan, if applicable;

(xvii)

the Gross Margin, if applicable;

(xviii)

the Periodic Rate Cap, if applicable;

(xix)

the Minimum Mortgage Rate, if applicable;

(xx)

the Maximum Mortgage Rate, if applicable;

(xxi)

the first Adjustment Date after the Cut-off Date, if applicable;

(xxii)

a code indicating whether the Mortgage Loan is covered under a borrower paid or lender paid Primary Insurance Policy (and, if so, the name of the insurance carrier) and the rate at which any lender paid Primary Insurance Policy premium is calculated, if applicable; and

(xxiii)

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

(xxiv)

the number of Mortgage Loans;

(xxv)

the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

(xxvi)

the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool:  All of the Mortgage Loans.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Excess Spread:  With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the excess of (i) the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans, multiplied by the product of (a) the Net WAC Rate and (b) the actual number of days elapsed in the related Accrual Period divided by 360, over (ii) the aggregate Current Interest for such Distribution Date, and the denominator of which is an amount equal to the Aggregate Collateral Balance for such Distribution Date of the Mortgage Loans, multiplied by the actual number of days elapsed in the related Accrual Period divided by 360.

Net Funds Cap:  Any of the Class A-1 Net Funds Cap, the Group 2 Senior Net Funds Cap, the Class A-IO-1 Net Funds Cap or the Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds:  Liquidation Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Servicing Fees, Servicing Advances and Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

Net WAC Rate:  As to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans for the related Collection Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Collection Period.

NIM Note:  Any debt instrument secured by distributions on any of the Certificates issued by the Trust.

Non-Designated Mortgage Loans:  The Mortgage Loans that are not Designated Mortgage Loans.

Nonrecoverable Advance:  With respect to any Mortgage Loan, any portion of an Advance or a Servicing Advance previously made or proposed to be made by the Servicer (with respect to the Non-Designated Mortgage Loans) or the Master Servicer or the applicable Designated Servicer, as applicable, (with respect to the Designated Mortgage Loans) that, in the good faith judgment of the Servicer, the Master Servicer or the applicable Designated Servicer, as applicable, will not be ultimately recoverable by the Servicer, the Master Servicer or the applicable Designated Servicer, as applicable, from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Notional Amount Certificates:  As specified in the Preliminary Statement.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Master Servicer or any certificate of any Servicing Officer, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and the Servicer, (ii) not have any material direct financial interest in the Depositor, the Master Servicer or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor, the Master Servicer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  The cost of any Opinion of Counsel, except as otherwise specifically provided herein, shall not be at the expense of the Trustee.

Optimal Interest Remittance Amount:  For any Distribution Date and Loan Group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Mortgage Loans in such Loan Group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount for that Loan Group which did not arise as a result of a default or delinquency of the related Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Optional Termination Date:  The first Distribution Date on which the Terminating Entity may exercise its right to terminate the Trust Fund pursuant to Section 9.01.

OTS:  The Office of Thrift Supervision.

Outsourcer:  As defined in Section 3.02 herein.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)

Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidation Mortgage Loan prior to such Due Date.

Overcollateralization Amount:  For any Distribution Date, an amount equal to the amount, if any, by which (x) the applicable Aggregate Collateral Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Offered Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Commencement Date:  Either (i) the September 2004 Distribution Date or (ii) the August 2004 Distribution Date if more than 3% of the Initial Mortgage Loans (by Aggregate Collateral Balance as of the Initial Cut-off Date) which were less than 30 days delinquent as of the Initial Cut-off Date fail to make their Scheduled Payment due during the period commencing on the second day of the month preceding the month in which the Initial Cut-off Date occurs and ending on the Initial Cut-off Date prior to the close of business on July 31, 2004.

Overcollateralization Deficiency:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Overfunded Interest Amount:  With respect to any Subsequent Transfer Date, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at the sum of the (a) assumed weighted average Pass-Through Rate of the Offered Certificates and (b) the Applicable Rate on the Prefunded Amount outstanding at the end of the related Collection Period for the total number of days remaining through the end of the Accrual Periods ending July 25, 2004, August 24, 2004 and September 26, 2004 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 0.75%.  The assumed weighted average Pass-Through Rate will be calculated assuming the Certificate Index is 1.36% for any Subsequent Transfer Date prior to the July 2004 Distribution Date, 1.61% for any Subsequent Transfer Date prior to the August 2004 Distribution Date and 1.86% for any Subsequent Transfer Date prior to the September 2004 Distribution Date.

Ownership Interest:  As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value:  For any Auction Date, the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any related Mortgage Loan currently serviced by the entity bidding on such Mortgage Loans), (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two independent valuations completed by two independent companies selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each related Mortgage Loan related to any REO Property, in each case, (iii) any remaining unreimbursed Advances, Servicing Advances, Servicing Fees and Trustee Fees payable to the Servicer or the Trustee, as applicable.

Pass-Through Rate: With respect to the any Class of LIBOR Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) the related Certificate Index for such Distribution Date, plus the related Certificate Margin and (y) the applicable Net Funds Cap for such Distribution Date.  With respect to the Class A-IO-1 Certificates and any Distribution Date on or prior to June 2006, a per annum rate equal to the least of (a) the excess, if any, of 8.00% over the Certificate Index for such Distribution Date, (b) the Class A-IO-1 Net Funds Cap and (iii) the Class A-IO-1 Maximum Rate for such Distribution Date.  With respect to the Class A-IO-2 Certificates and for any Distribution Date beginning with the September 2004 Distribution Date and ending with the June 2006 Distribution Date, a per annum rate equal to the excess, if any, of 1.08% over the Certificate Index for such Distribution Date.  With respect to the Class X Certificates, the rate set forth in the Preliminary Statement.

Payahead:  Any Scheduled Payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Percentage Interest:  As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Transferee:  Any person other than a Disqualified Organization or a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W 8ECI. The terms “United States” and “State” shall have the meanings set forth in section 7701 of the Code or successor provisions.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Plan:  An employee benefit plan or arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Pooling REMIC:  As specified in the Preliminary Statement.

Preference Claim:  As defined in Section 4.08(k) herein.

Prefunded Amount:  The amount deposited in the Prefunding Account on the Closing Date, which shall equal approximately $268,574,430.

Prefunding Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(g) in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association, in trust for registered holders of Home Equity Asset Trust 2004-4, Home Equity Pass-Through Certificates, Series 2004-4.  Funds in the Prefunding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Eligible Investments made with funds in the Prefunding Account shall be for the account of the Depositor.

Prefunding Period:  The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero, and (ii) an Event of Default occurs or (iii) September 24, 2004.

Prepayment Interest Shortfall:  As to any Distribution Date, Mortgage Loan and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the Distribution Date, the difference between (i) one full month’s interest at the applicable Mortgage Rate, as reduced by the Servicing Fee Rate on the principal balance of such Principal Prepayment and (ii) the amount of interest due and actually received from the related Mortgagor that accrued during the month immediately preceding such Distribution Date with respect to such Mortgage Loan and such Principal Prepayment, as reduced by the Servicing Fee.

Prepayment Premium:  With respect to each Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the Mortgage Loan Schedule.

Prepayment Period:  With respect to any Distribution Date and any Payoff, the period from the fifteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from the Initial Cut-off Date) through the fourteenth day of the month in which such Distribution Date occurs.  With respect to any Distribution Date and any Curtailment, the calendar month preceding such Distribution Date.

Principal Payment Amount:  For any Distribution Date, an amount equal to the related Principal Remittance Amount for such date minus the related Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

Principal Remittance Amount:  For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicer and the Trustee with respect to such Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the calendar month immediately preceding such Distribution Date and the proceeds of any purchase of the Mortgage Loans by the Terminating Entity pursuant to Section 9.01 in an amount not exceeding the principal portion of the Par Value, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal, (5) all Net Liquidation Proceeds (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) and any Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal, (6) amounts withdrawn from the Interest Rate Cap Account to cover Realized Losses on the Mortgage Loans incurred during the related Collection Period and (7) with respect to the September 2004 Distribution Date, any amounts remaining in the Prefunding Account (other than investment earnings thereon).

Private Certificates:  As specified in the Preliminary Statement.

Prospectus Supplement:  The Prospectus Supplement dated June 29, 2004 relating to the Offered Certificates.

PUD:  Planned Unit Development.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust immediately prior to any substitution; (v) if the Deleted Mortgage Loan is an adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rates for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Index as the Deleted Mortgage Loan, (vi) comply with each representation and warranty set forth in Section 2.03(b) and (vii) be replaced into the Loan Group from which the Deleted Mortgage Loan was removed.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Servicer.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss:  With respect to each Liquidation Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidation Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidation Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidation Mortgage Loan.

Record Date:  With respect to any Class of Physical Certificates and any Distribution Date (other than the first Distribution Date), the last day of the calendar month preceding the month in which such Distribution Date occurs and with respect to any Class of Physical Certificates and the first Distribution Date, the Closing Date.  With respect to any Class of Certificates that is not a Physical Certificate and any Distribution Date, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Recovery:  With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Certificates net of reimbursable expenses.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trustee after consultation with the Servicer, as identified in writing to the Trustee.

Regular Certificates:  As specified in the Preliminary Statement.

Reimbursement Amounts:  As defined in Section 3.22(a) herein.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any state law providing for similar relief.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price:  With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Servicer pursuant to Section 3.12(g) of this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate (reduced by the Servicing Fee Rate if the purchaser of the Mortgage Loan is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders and (iii) in the case of a Mortgage Loan purchased by the Seller, (a) any unreimbursed Servicing Advances and (b) any costs and damages (including without limitation, late fees) actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule III (xxi) as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.

Request for Release:  The Request for Release submitted by the Servicer, a Designated Servicer, the Trustee or the Master Servicer to the Custodian substantially in the form of Exhibit M.

Required Basis Risk Reserve Fund Amount:  With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the lesser of (a) $15,000 and (b) the product of 0.50% and the Aggregate Collateral Balance.  With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, $5,000.

Required Basis Risk Reserve Fund Deposit:  With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such date and (ii) the excess, if any, of the Required Basis Risk Reserve Fund Amount for such Distribution Date over the amount on deposit in the Basis Risk Reserve Fund at the close of business on the Business Day immediately preceding such Distribution Date.

Required Insurance Policy:  With respect to any Non-Designated Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

Rolling Three Month Delinquency Rate:  For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  For purposes of Section 10.05(c) the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicer, the Master Servicer and the Trustee.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Securities Act:  The Securities Act of 1933, as amended.

Seller:  DLJMC.

Senior Certificates:  As specified in the Preliminary Statement.

Senior Enhancement Percentage:  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Collateral Balance as of the first day of the related Collection Period.

Senior Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 64.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

Servicer:  WFBNA, or such Person’s successor(s), as servicer hereunder, as the context may require.

Servicer Employee:  As defined in Section 3.19 herein.

Servicer Remittance Date:  With respect to any Mortgage Loan and Distribution Date, the second Business Day prior to that Distribution Date.

Servicing Advance:  All reasonable and customary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and any litigation related to a Mortgage Loan, (iii) the management and liquidation of any REO Property including reasonable fees paid to any independent contractor or Outsourcer in connection therewith, (iv) compliance with the obligations under Section 3.10 or 3.12, (v) obtaining broker price opinions, (vi) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of a first lien Mortgage Loan, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 3.07(d)(ii) and 3.09(a)(iii), (iv), (vi) and (vii) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement.

Servicing Advance Reimbursement Amounts:  As defined in Section 3.22(a) herein.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date related to such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.15.

Servicing Fee Rate:  With respect to (i) any WFBNA Serviced Loan and (ii) any Designated Mortgage Loan commencing on the WFBNA Servicing Transfer Date, when such Designated Mortgage Loan becomes a WFBNA Serviced Loan, the “WFBNA Servicing Fee Rate” as defined in the WFBNA Letter Agreement, which rate may increase up to 0.50% per annum, provided, however, that in no case shall the WFBNA Servicing Fee Rate exceed 0.50% per annum.  With respect to any Designated Mortgage Loan prior to its WFBNA Servicing Transfer Date, the Servicing Fee Rate set forth for each Designated Servicer on Schedule VI hereto, provided, however, that in no case shall the Servicing Fee Rate for any Designated Mortgage Loan exceed 0.50% per annum.

Servicing Officer:  With respect to the Servicer or the Master Servicer, any officer of the Servicer or the Master Servicer, respectively, involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer and the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidation Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Stepdown Date:  The date occurring on the later of (x) the Distribution Date in July 2007 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 35.10%.

Subordinate Certificates:  As specified in the Preliminary Statement.

Subordinate Group 1 Balance:  For any Distribution Date will be the Aggregate Loan Group Collateral Balance for Loan Group 1 as of the first day of the related Collection Period less the Class Principal Balance of the Class A-1 Certificates.

Subordinate Group 2 Balance:  For any Distribution Date will be the Aggregate Loan Group Collateral Balance for Loan Group 2 as of the first day of the related Collection Period less the aggregate Class Principal Balances of the Class A-2, Class A-3, Class A-4, Class R and Class R-II Certificates.

Subordinate Net Funds Cap:  For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, will be a per annum rate equal to a weighted average of (i) the Class A-1 Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date, weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subsequent Cut-off Date:  With respect to any Subsequent Mortgage Loan, four (4) Business Days prior to the date on which such Mortgage Loan is transferred to the Trust.

Subsequent Mortgage Loan:  Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement.  When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

Subsequent Transfer Agreement:  A Subsequent Transfer Agreement substantially in the form of Exhibit Q hereto, executed and delivered by and among the Depositor, DLJMC and the Trustee and acknowledged by the Servicer, as provided in Section 2.01 hereof.

Subsequent Transfer Date:  For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

Subservicer:  Any Subservicer which is subservicing any of the Non-Designated Mortgage Loans pursuant to a Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 3.02.

Subservicing Agreement:  An agreement between the Servicer and a Subservicer for the servicing of the related Non-Designated Mortgage Loans.

Subsidiary REMIC:  As specified in the Preliminary Statement.

Substitution Adjustment Amount:  As defined in Section 2.03 herein.

Target Amount:  As defined in Section 4.07(h) hereof.

Targeted Overcollateralization Amount:  For any Distribution Date prior to the Stepdown Date, 2.05% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date); with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 4.10% of the Aggregate Collateral Balance for such Distribution Date, or (b) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date); with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Telerate Page 3750:  The display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Terminating Entity:  WFBNA, or its successor Servicer.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

Trigger Event:  A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 42.0% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Collateral Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
July 2007 – June 2008	2.75%*
July 2008 – June 2009	4.25%*
July 2009 – June 2010	5.50%*
July 2010 – June 2011	6.00%*
July 2011 and thereafter	6.25%

* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust:  Home Equity Asset Trust 2004-4 established pursuant to this Agreement.

Trust Collateral:  As defined in Section 9.01.

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after their Cut-off Dates, other than such amounts which were due on the Mortgage Loans on or before their Cut-off Dates; (ii) the Collection Accounts, the Certificate Account, the Prefunding Account, the Capitalized Interest Account, the Interest Rate Cap Agreement and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the applicable Cut-off Date; (iv) the Depositor’s rights under the Assignment and Assumption Agreement and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee:  U.S. Bank National Association, in its capacity as trustee under this agreement and assigns in such capacity.

Trustee Auction Fee:  The fee, payable to the Trustee in an amount equal to $10,000 plus out-of-pocket expenses, and the Trustee will use its best efforts to keep such expenses to a minimum.

Trustee Fee:  The fee, if any, payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one twelfth of the Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

Trustee Fee Rate:  0.003% per annum.

Underwriters’ Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 96% of all Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.  The portion of such 96% Voting Interests allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class A-IO-1, Class A-IO-2, Class A-IO-S and the Class X Certificates shall each be allocated 1% of the Voting Rights.  Voting Rights shall be allocated among the Certificates within each such Class in accordance with their respective Percentage Interests.  The Class R and Class R-II shall have no voting rights.

WFBNA:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

WFBNA Letter Agreement:  The securitization servicing side letter agreement, dated as of July 1, 2004, between the Seller and WFBNA, as amended, supplemented or superceded from time to time.

WFBNA Serviced Loan:  Each of the Mortgage Loans identified as such on the Mortgage Loan Schedule, except for any Designated Mortgage Loan prior to its WFBNA Servicing Transfer Date.

WFBNA Servicing Transfer Date:  With respect to each Designated Mortgage Loan, the later of (i) August 1, 2004 and (ii) the actual date on which primary servicing of such Designated Mortgage Loan has been transferred from the related Designated Servicer to WFBNA.

SECTION 1.02

Interest Calculations.

Interest on the LIBOR Certificates and the Class A-IO-2 Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  The calculation of all fees and interest on the Class A-IO-1 Certificates, the Class A-IO-S Certificates, the Class X Certificates and on each Lower Tier Interest shall be made on the basis of a 360-day year consisting of twelve 30-day months.  All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) subject to Section 6.04(b), each Initial Mortgage Loan, including all interest and principal received or receivable on or with respect to such Initial Mortgage Loans after the Initial Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Initial Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Initial Mortgage Loans on or before the Initial Cut-off Date; (ii) any insurance policies in respect of the Initial Mortgage Loans; (iii) the Depositor’s rights under the Assignment and Assumption Agreement; (iv) any such amounts as may be deposited into and held by the Trustee in the Prefunding Account and Capitalized Interest Account; and (v) all proceeds of any of the foregoing.  In addition, on or prior to the Closing Date, the Depositor shall cause the Interest Rate Cap Agreement Counterparty to enter into the Interest Rate Cap Agreement with the Trustee.

It is agreed and understood by the Depositor, the Seller, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)

the electronic Mortgage Loan Schedule;

(ii)

(A)

the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of __________, without recourse” and signed in the name of the last named endorsee by an authorized officer, or

(B)

with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(iii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iv)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(v)

the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(vi)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for the Mortgage Loan assigned in blank;

(vii)

for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of all intervening Assignments of Mortgage, showing a complete chain of assignment from the originator of such Mortgage Loan to the Person assigning the Mortgage to the Trustee, including warehousing assignments, with evidence of recording on each such Assignment of Mortgage (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Trustee forthwith after return from such recording office); and

(viii)

the original mortgage title insurance policy, or if the policy has not yet been issued, an original or copy of a marked-up written commitment or a pro forma title insurance policy marked as binding and countersigned by the title insurance company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement (and any Subsequent Transfer Agreement) for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  The Trustee shall confirm, or cause the Custodian to confirm, on the  Final Certification of the Custodian that such assignment has occurred.  The Seller further agrees that it will not, and will not permit the Servicer or the Master Servicer to, and the Servicer and the Master Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

If the Seller delivers certified copies of any document or instrument set forth in Section 2.01(b) to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of (c) above, such original title policy (together with all riders thereto), upon receipt from the applicable title insurer.

As promptly as practicable subsequent to such transfer and assignment and delivery to it of each Assignment of Mortgage pursuant to clause (vi) above, and in any event, within thirty (30) days thereafter, the Trustee shall (at the Seller’s expense) (i) affix the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such Assignment of Mortgage to be completed in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the Assignments of Mortgages to the Trustee, except that, with respect to any Assignment of Mortgage as to which the Trustee has not received the information required to prepare such Assignment of Mortgage in recordable form, the Trustee’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded any Assignment of Mortgage referred to in clause (vi) above which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller’s expense) to the Trustee within twenty (20) days of the Closing Date, acceptable to the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.

(c)

The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all right, title and interest in such Subsequent Mortgage Loans, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the related Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(d)

Upon one Business Day’s prior written notice to the Trustee, the Servicer, the Master Servicer and the Rating Agencies, on any Business Day designated by the Depositor during the Prefunding Period, the Depositor, the Seller, the Servicer and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement (which shall include an amended Mortgage Loan Schedule) so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Certificates on the Closing Date.

The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)

each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under Section 2.03(d) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

(ii)

the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the qualification of each REMIC created pursuant to this Agreement as a REMIC, to be delivered as provided pursuant to Section 2.01(e);

(iii)

the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the characterization of the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date as a sale, to be delivered as provided pursuant to Section 2.01(e);

(iv)

the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates on the Closing Date by the Rating Agencies;

(v)

no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days contractually delinquent as of such date;

(vi)

the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

(vii)

the Depositor shall have deposited in the Collection Account all principal and interest collected with respect to the related Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date;

(viii)

such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100.0%;

(ix)

such Subsequent Mortgage Loan will have a principal balance not greater than $850,000;

(x)

no Subsequent Mortgage Loan shall have a maturity date after September 2034;

(xi)

no more than 4.3% of the Subsequent Mortgage Loans (by aggregate Stated Principal Balance as of the applicable Cut-off Date) will be secured by a second lien on the related Mortgaged Property;

(xii)

such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies;

(xiii)

no Subsequent Mortgage Loan in Loan Group I will be subject to a Prepayment Premium term in excess of three years;

(xiv)

following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans in Loan Group 1 will be as follows (calculated as of the respective Cut-off Dates):

(A)

weighted average Mortgage Rate of at least 7.15% per annum;

(B)

a weighted average remaining term to stated maturity of less than 359 months;

(C)

a weighted average Loan-to-Value Ratio of not more than 81.0%;

(D)

a weighted average credit score of not less than 625;

(E)

no more than 0.50% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be balloon loans;

(F)

no more than 1.8% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be secured by a second lien on the related Mortgaged Property;

(G)

no more than 30.0% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be concentrated in one state;

(H)

no more than 7.0% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will relate to non-owner occupied properties; and

(I)

approximately 17.7% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will accrue interest at a fixed Mortgage Rate.

(xv)

following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans in Loan Group 2 will be as follows (calculated as of the respective Cut-off Dates):

(A)

weighted average Mortgage Rate of at least 7.12% per annum;

(B)

a weighted average remaining term to stated maturity of less than 359 months;

(C)

a weighted average Loan-to-Value Ratio of not more than 81.5%;

(D)

a weighted average credit score of not less than 625;

(E)

no more than 0.75% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will be balloon loans;

(F)

no more than 2.3% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will be secured by a second lien on the related Mortgaged Property;

(G)

no more than 37.5% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will be concentrated in one state; and

(H)

no more than 7.0% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will relate to non-owner occupied properties; and

(I)

approximately 18.6% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will accrue interest at a fixed Mortgage Rate.

(xvi)

neither the applicable Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

(xvii)

no Event of Default has occurred hereunder;

(xviii)

the Depositor shall have delivered to the Trustee an Officer’s Certificate confirming the satisfaction of each of these conditions precedent; and

(xix)

each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(e)

Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Sections 2.01(d)(ii) and (iii), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.01(d), the Trustee shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Prefunding Account.

The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

SECTION 2.02

Acceptance by the Trustee of the Mortgage Loans.

(a)

The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold or will cause its agent to hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold or will cause its agent to hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Trustee acknowledges that it or the Custodian will maintain possession of the Mortgage Notes in the State of Illinois, as directed by the Seller, unless otherwise permitted by the Rating Agencies.

The Trustee agrees to deliver as of 10:00 a.m. (New York time) on the Closing Date to the Depositor, the Master Servicer and the Servicer an Initial Certification from the Custodian in the form annexed hereto as Exhibit G.  Based on its review and examination, and only as to the documents identified in each such Initial Certification, the Custodian acknowledges that such documents appear regular on their face and relate to such Mortgage Loan.  The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Seller, the Master Servicer and the Servicer a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee is notified by the Custodian that any document constituting a part of a Mortgage File does not meet the requirements of Section 2.01, the Trustee shall cause the Custodian to list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

The Seller shall promptly correct or cure such defect within 90 days from the date it is so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (i) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (ii) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that if the cure, substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then the Seller shall be given 720 days from the Closing Date to cure such defect or substitute for, or repurchase such Mortgage Loan; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee’s failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan as to which such Assignment of Mortgage is not recorded. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage. Such notice shall be delivered every 90 days thereafter until the related Mortgage is returned to the Trustee or Custodian.  Any such substitution effected more than 90 days after the Closing Date shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution shall not be effected prior to the additional delivery to the Trustee, or the Custodian on its behalf, of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the applicable Collection Account on or prior to the Business Day immediately preceding the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee, or the Custodian on its behalf, shall release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer or the Master Servicer, as applicable, shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

The Trustee agrees to cause the Custodian to and the Custodian shall execute and deliver prior to 10:00 a.m. (New York time) on each Subsequent Transfer Date to the Depositor, the Master Servicer and the Servicer a Subsequent Certification in the form annexed hereto as Exhibit G.  Based on its review and examination, and only as to the documents identified in such Subsequent Certification, the Custodian shall acknowledge that such documents appear regular on their face and relate to such Subsequent Mortgage Loan.  The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the end of the Prefunding Period, the Trustee shall cause the Custodian to deliver to the Depositor, the Seller, the Master Servicer and the Servicer a Final Certification with respect to the Subsequent Mortgage Loans in the form annexed hereto as Exhibit H with any applicable exceptions noted thereon.

If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall cause the Custodian to list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.  The Seller shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with this Section 2.02(a).

(b)

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

(c)

All of the Mortgage Files are being held pursuant to the Custodial Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02, 2.05 and 3.12 shall be performed by the Custodian.  At the expense of DLJMC, the Trustee, from time to time, shall instruct or cause the instruction of the Custodian to deliver the Mortgage Files to the Trustee for completion and recordation of the Assignments of Mortgage.

SECTION 2.03

Representations and Warranties of the Seller, the Servicer and the Master Servicer.

(a)

Each of DLJMC and WFBNA in its capacity as Seller, Servicer, or Master Servicer, as applicable, hereby makes on behalf of themselves the representations and warranties set forth in Schedule IIA, Schedule IIB and Schedule IIC hereto, respectively, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

(b)

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III to the Depositor and the Trustee, as of the Closing Date, or the date specified therein, with respect to the Initial Mortgage Loans identified on Schedule I hereto and as of the Subsequent Transfer Date with respect to any Subsequent Mortgage Loan identified on Schedule I hereto.  Any breach of the representation and warranty set forth in clauses (xx) and (xxiii) of Schedule III hereto shall be deemed to materially and adversely affect the interest of the Certificateholders in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty.  In addition, DLJMC, in its capacity as Seller, represents, warrants and covenants that (i) the servicing provisions of each Designated Servicing Agreement are substantially similar to the servicing provisions of this Agreement as they relate to WFBNA, (ii) it has taken or shall take all action required to transfer the primary servicing responsibilities of the Designated Mortgage Loans to WFBNA on August 1, 2004 and (iii) if the primary servicing responsibilities relating to any Designated Mortgage Loans are not transferred to WFBNA on or before September 1, 2004, DLJMC, in its capacity as Seller, agrees to repurchase or substitute for such Designated Mortgage Loan in the manner set forth in Section 2.03(d) hereto, and to pay any prohibited transfer tax incurred with any such repurchase or substitution.

(c)

If any Initial Mortgage Loan less than thirty days delinquent as of the Initial Cut-off Date (i) fails to make its Scheduled Payment due during the period commencing on the second day of the month preceding the month in which the Initial Cut-off Date occurs and ending on the Initial Cut-off Date and (ii) becomes 30 days or more delinquent with respect to such Scheduled Payment, then the Seller shall be deemed to have automatically breached the representation and warranty set forth in clause (iv) of Schedule III hereto; provided, however, that in no event shall such representation and warranty be automatically breached with respect to Initial Mortgage Loans constituting more than 3% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date); provided, further, however, that (1) if such representation and warranty is breached with respect to Initial Mortgage Loans exceeding such 3%, then such representation and warranty shall not be deemed automatically breached for any Initial Mortgage Loan and (2) the Seller shall not be deemed to have automatically breached such representation and warranty with respect to any Mortgage Loan for which such Scheduled Payment is made during the period commencing on the second day of the month preceding the month in which the Initial Cut-off Date occurs and ending on the close of business on July 31, 2004.  The Servicer or the Master Servicer (with respect to the Designated Mortgage Loans), as applicable, shall notify the Seller and the Trustee of any such delinquency.  In connection with any such delinquency and automatic breach relating to the Initial Mortgage Loans constituting not more than 3% of the Aggregate Collateral Balance, the Seller shall be required to replace all such delinquent Initial Mortgage Loans with Qualified Substitute Mortgage Loans in accordance with the terms and provisions of Section 2.03(d) below on or before the August 2004 Distribution Date (without regard to any reference in Section 2.03(d) below to a “90-day” period).  A breach may exist for purposes of Section 2.03(d), notwithstanding the non-existence of an automatic breach for purposes of this Section 2.03(c).

(d)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties.  The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Seller shall promptly reimburse the Servicer and the Trustee for any actual out-of-pocket expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach.  With respect to any representation and warranty described in this Section which are made to the best of the Seller’s knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the Collection Period related to the Distribution Date in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Collection Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the related Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the Servicer or the Master Servicer, as applicable, and the Depositor.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the applicable Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall or shall cause the applicable Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer or the Master Servicer, as applicable, will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the sum of (i) the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule III (xxi) as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan shall be deposited in the applicable Collection Account by the Seller on or before the Business Day immediately preceding the Servicer Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

One or more mortgage loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a mortgage loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one mortgage loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such mortgage loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such mortgage loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the related Collection Account pursuant to Section 3.06 on or before the Business Day immediately preceding the Servicer Remittance Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release or cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, or to the Custodian on the Trustee’s behalf, for the benefit of the Certificateholders.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee, or to the Custodian on the Trustee’s behalf.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

(a)

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b)

Upon discovery by the Depositor, the Seller, the Servicer, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

SECTION 2.06

Execution and Delivery of Certificates.

The Trustee acknowledges receipt by the Custodian on its behalf of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and the amounts required to be deposited into the Prefunding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement according to its terms.

SECTION 2.07

REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The “tax matters person” with respect to each REMIC hereunder other than the Pooling REMIC shall be the holder of the Class R Certificate.  The tax matters person with respect to the Pooling REMIC shall be the holder of the Class R-II Certificate.  The Trustee on behalf of the holders of the Class R and Class R-II Certificates shall act as agent for the “tax matters person”.  By its acceptance of a Class R or Class R-II Certificate, each holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein.  Each REMIC’s fiscal year shall be the calendar year.

SECTION 2.08

Covenants of the Servicer and the Master Servicer.

The Servicer and the Master Servicer hereby covenants to the Depositor and the Trustee for itself only as follows:

(a)

the Servicer or Master Servicer shall comply in the performance of its obligations under this Agreement, in all material respects with all reasonable rules and requirements of the insurer under each Primary Insurance Policy; and

(b)

no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer or the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

SECTION 2.09

Conveyance of Pooling REMIC Regular Interests, Subsidiary REMIC Regular Interests and Intermediate REMIC Regular Interests and Acceptance of Master REMIC, Respectively, by the Trustee; Issuance of Certificates.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Lower Tier Interest in the Pooling REMIC, Subsidiary REMICs and Intermediate REMIC for the benefit of the holders of the Certificates.  The Trustee acknowledges receipt of such Lower Tier Interests (all of which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Certificates. The interests evidenced by the Class R Certificate, together with the Regular Certificates, constitute the entire beneficial ownership interest in the Master REMIC.

(b)

Concurrently with (i) the assignment and delivery to the Trustee of the Pooling REMIC, the Subsidiary REMIC and the Intermediate REMIC and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.09(a) and (ii) the assignment and delivery to the Trustee of the Master REMIC (including the residual interest therein represented by the Class R Certificate) and the acceptance by the Trustee thereof, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R and Class R-II Certificates in authorized denominations evidencing the residual interest in the Pooling REMIC, in the case of the Class R-II Certificates, and the residual interest in the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC, in the case of the Class R Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

SECTION 3.01

Servicer to Service Non-Designated Mortgage Loans; Master Servicer to Master Service Designated Mortgage Loans.

For and on behalf of the Certificateholders, (i) the Servicer shall service and administer the related Non-Designated Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices and (ii) the Master Servicer shall, in accordance with Section 3.23 of this Agreement and Accepted Master Servicing Practices, master service and administer the Designated Mortgage Loans by overseeing and enforcing the servicing of the Designated Mortgage Loans by the related Designated Servicer according to the terms of the related Designated Servicing Agreement.  The obligations of WFBNA hereunder to service and administer the Mortgage Loans shall be limited to the WFBNA Serviced Loans; and with respect to the duties and obligations of the Servicer, references herein to “Mortgage Loans” or related “Mortgage Loans” shall be limited to the WFBNA Serviced Loans (and the related proceeds thereof and related REO Properties), and in no event shall the Servicer have any responsibility or liability with respect to any of the other Mortgage Loans.  The obligations of the Master Servicer to master service and administer the Mortgage Loans shall be limited to the Designated Mortgage Loans.  Notwithstanding anything to the contrary contained in this Agreement, the Master Servicer shall have no obligations to master service or administer the Non-Designated Mortgage Loans.  In connection with such servicing and administration of the Non-Designated Mortgage Loans, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds, other Liquidation Proceeds and other Recoveries and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement.  The Servicer and, to the extent within its control, the Master Servicer, shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, in the Servicer’s full discretion, is hereby authorized and empowered by the Depositor and the Trustee and granted a limited power of attorney by the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Non-Designated Mortgage Loans, and with respect to the Mortgaged Properties-related to Non-Designated Mortgage Loans held for the benefit of the Certificateholders.  The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans, which advances shall constitute Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.09.  The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Non-Designated Mortgage Loans, notwithstanding that the terms of such Non-Designated Mortgage Loans so permit.

With respect to the Non-Designated Mortgage Loans, the Servicer of such Mortgage Loans agrees that, with respect to the Mortgagors of such Mortgage Loans, the Servicer for each Mortgage Loan shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

The Servicer hereby acknowledges that, to the extent the Servicer has previously serviced some or all of the Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement.

The Servicer and the Master Servicer is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Subservicer, when the Servicer, the Master Servicer or any Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

(a)

The Non-Designated Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicer imposed by FHLMC, or which would require notification to FNMA or FHLMC.  With respect to the Non-Designated Mortgage Loans, the Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of a Subservicer as fully as if such acts and omissions were those of the Servicer.  With respect to the Non-Designated Mortgage Loans, the Servicer shall pay all fees and expenses of any Subservicer engaged by the Servicer from its own funds.

Notwithstanding the foregoing, with respect to the Non-Designated Mortgage Loans, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Outsourcer”) that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of the Servicer’s obligation to perform all or substantially all of the servicing of the related Non-Designated Mortgage Loans to such Outsourcer.  In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Outsourcer from the Servicer’s own funds.

(b)

With respect to any Non-Designated Mortgage Loans, at the cost and expense of the Servicer, without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a); provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Non-Designated Mortgage Loans itself.  In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, the Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and its Subservicer, the Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Non-Designated Mortgage Loans.  The Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of the Servicer by such Subservicer or Outsourcer, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Non-Designated Mortgage Loans that are received by a related Subservicer or Outsourcer regardless of whether such payments are remitted by the Subservicer or Outsourcer to the Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Non-Designated Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone, and the Depositor, the Trustee and the Master Servicer shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability to pay a Subservicer’s fees and expenses.

SECTION 3.03

[Reserved].

SECTION 3.04

Notification of Adjustments.

With respect to each Non-Designated Mortgage Loan with an adjustable Mortgage Rate, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss or deferral caused the Trustee thereby.

SECTION 3.05

Trustee to Act as Servicer.

In the event that (A) the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default, as defined in Section 7.01 herein) or (B) the Master Servicer shall for any reason no longer be Master Servicer (except as provided pursuant to Section 3.23(b)), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of the related predecessor Servicer or predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of the Servicer or the Master Servicer hereunder).  Any such assumption shall be subject to Section 7.02 hereof.

The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party at the expense of such outgoing Servicer.

SECTION 3.06

Collection of Non-Designated Mortgage Loans; Collection Account; Certificate Account; Prefunding Account; Capitalized Interest Account.

(a)

Continuously from the date hereof until the principal and interest on all Non-Designated Mortgage Loans have been paid in full or such Non-Designated Mortgage Loans have become Liquidation Mortgage Loans, the Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Non-Designated Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and any related Primary Insurance Policy and shall take special care with respect to Non-Designated Mortgage Loans for which the Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Non-Designated Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  Consistent with the foregoing, in connection with the Non-Designated Mortgage Loans it is directly servicing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Non-Designated Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, the Servicer shall make Advances on the related Non-Designated Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.  The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b)

The Servicer shall segregate and hold all funds collected and received pursuant to Section 3.06(a) separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], as servicer for U.S. Bank National Association, as trustee, in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2004-4, Home Equity Pass-Through Certificates, Series 2004-4”, wherein the Servicer will have access to such Collection Accounts.  Each Collection Account shall be an Eligible Account.  Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law.  Funds deposited in a Collection Account may be drawn on by the Servicer in accordance with Section 3.09.

(c)

With respect to the Non-Designated Mortgage Loans, the Servicer shall deposit in the applicable Collection Account on a daily basis within two (2) Business Days following receipt, and, in each case, retain therein, the following collections remitted by Subservicers or payments received by the Servicer and payments made by the Servicer subsequent to the Initial Cut-off Date (or, with respect to Subsequent Mortgage Loans, the applicable Subsequent Cut-off Dates), other than payments of principal and interest due on or before the applicable Cut-off Date:

(i)

all payments on account of principal on the related Non-Designated Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the related Non-Designated Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the Servicing Fee Rate;

(iii)

all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)

all Insurance Proceeds on the related Non-Designated Mortgage Loans including amounts required to be deposited pursuant to Section 3.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.10);

(v)

all Advances made by the Servicer pursuant to Section 4.01;

(vi)

all Substitution Adjustment Amounts and Repurchase Prices on the related Mortgage Loans;

(vii)

with respect to each Principal Prepayment on the related Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period.  The aggregate of such deposits shall be made from the Servicer’s own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Non-Designated Mortgage Loans serviced by the Servicer and Distribution Date;

(viii)

any amounts required to be deposited by the Servicer in respect of net monthly income from REO Property pursuant to Section 3.12; and

(ix)

any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer into such Collection Account.  In addition, notwithstanding the provisions of this Section 3.06, the Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the Servicing Fee.  In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  The Trustee may conclusively rely on such notice and shall have no liability in connection with the withdrawal of such funds at the direction of the Servicer.  The Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section.  All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09(a).

(d)

On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)

(a) the aggregate amount remitted by the Servicer of the Non-Designated Mortgage Loans to the Trustee pursuant to Section 3.09(a)(viii); and (b) the aggregate amount remitted by each Designated Servicer to the Master Servicer pursuant to the related Designated Servicing Agreement;

(ii)

all Compensating Interest Payments and Advances remitted by the Master Servicer to the Trustee pursuant to Section 3.23(a); and

(iii)

any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time in writing direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering written notice to the Trustee (upon which the Trustee may conclusively rely) which describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09(b).  In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer or the Master Servicer.

(e)

Each institution at which a Collection Account or the Prefunding Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein in Eligible Investments as directed in writing by the Servicer (in the case of a Collection Account) and the Depositor (in the case of the Prefunding Account) which shall mature not later than (i) in the case of a Collection Account, the Servicer Remittance Date and (ii) in the case of the Prefunding Account, the Business Day immediately preceding a Subsequent Transfer Date and, in each case, shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly.  The amount of any net investment losses in a Collection Account shall promptly be deposited by the Servicer in such Collection Account.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account made in accordance with this Section 3.06.  All funds on deposit in the Certificate Account shall remain uninvested or may be invested by the Trustee, in its sole discretion in Eligible Investments selected by the Trustee.  All net income and gain realized from the investment of, and all earnings on, funds deposited in the Certificate Account shall be for the benefit of the Trustee and shall be available to be withdrawn pursuant to Section 3.09(b)(i).  The amount of any net investment losses in the Certificate Account shall promptly be deposited by the Trustee in the Certificate Account.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Prefunding Account shall be for the benefit of the Depositor and shall be remitted to it monthly.  The amount of any net investment losses in the Prefunding Account shall promptly be deposited by the Depositor in the Prefunding Account.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account or the Prefunding Account (other than as provided in this Section 3.06(e)) and made in accordance with this Section 3.06.

(f)

WFBNA shall give notice to the Trustee of any proposed change of the location of the related Collection Account prior to any change thereof; thereafter the Trustee shall give notice to each Rating Agency and the Depositor of any such proposed change by WFBNA.  The Trustee shall give notice to the Servicer, the Master Servicer each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account or the Prefunding Account prior to any change thereof.

(g)

The Trustee shall establish and maintain, on behalf of the Certificateholders, the Prefunding Account.  On the Closing Date the Depositor shall remit the Prefunded Amount to the Trustee for deposit in the Prefunding Account.  On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Sections 2.01(d) and (e), with respect to the related Subsequent Transfer Agreement, the Trustee shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

If any funds remain in the Prefunding Account on September 24, 2004, to the extent that they represent earnings on the amounts originally deposited into the Prefunding Account, the Trustee shall distribute them to the order of the Depositor.  The remaining funds shall be transferred to the Certificate Account to be included as part of principal distributions to the Certificates on the September 2004 Distribution Date.

(h)

The Trustee shall establish and maintain, on behalf of the Certificateholders, the Capitalized Interest Account.  On the Closing Date the Depositor shall remit the Capitalized Interest Deposit to the Trustee for deposit in the Capitalized Interest Account.  On the Business Day prior to each of the July 2004, August 2004 and September 2004 Distribution Dates, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account an amount equal to the Capitalized Interest Requirement for such Distribution Date.  On any Subsequent Transfer Date, any Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Depositor.  Any funds remaining in the Capitalized Interest Account immediately after the termination of the Prefunding Period shall be paid to the Depositor.

SECTION 3.07

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)

To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “[Servicer’s name], in trust for various mortgagors related to Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2004-4, Home Equity Pass Through Certificates, Series 2004-4”.  The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.07(d).

(b)

The Servicer shall deposit in its Escrow Account or Accounts on a daily basis within two Business Days of receipt and retain therein:

(i)

all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any related Mortgaged Property related to a Non-Designated Mortgage Loan.

(c)

The Servicer shall make withdrawals from the related Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.07(d).  The Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the applicable Mortgagors.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the applicable Mortgagor notwithstanding that the related Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(d)

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire, hazard and flood insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 3.07(e) with respect to a related Non-Designated Mortgage Loan, but only from amounts received on the related Non-Designated Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Non-Designated Mortgage Loan;

(iv)

for transfer to the related Collection Account to reduce the principal balance of the related Non-Designated Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restore or repair of the related Mortgaged Property related to a Non-Designated Mortgage Loan in accordance with the procedures outlined in Section 3.10(e);

(vi)

to pay to the Servicer, or any Mortgagor related to a Non-Designated Mortgage Loan to the extent required by law, any interest paid on the funds deposited in such Escrow Account;

(vii)

to remove funds inadvertently placed in the related Escrow Account by the Servicer; and

(viii)

to clear and terminate such Escrow Account on the termination of this Agreement.

(e)

With respect to each Non-Designated Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item or charge (including, without limitation, assessments, water rates or sewer rents) which may become a lien senior to the lien of the related Mortgage and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor prior to the applicable penalty or termination date.  The Servicer assumes full responsibility for, with respect to the Non-Designated Mortgage Loans it services, (i) the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make Servicing Advances from its own funds to effect such payments to the extent that the Servicer, in accordance with Accepted Servicing Practices, deems such Servicing Advance recoverable, and (ii) any penalties or late charges incurred in connection with such bills; provided, however, the Servicer shall not be so obligated with respect to any Mortgage which does not provide for Escrow Payments.

SECTION 3.08

Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

(a)

The Servicer and the Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer or the Master Servicer, as applicable.  None of the Servicer or the Master Servicer shall be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of costs thereof.

(b)

Upon reasonable advance notice in writing for any review requiring on-site access or upon reasonable notice for any other type of access, the Servicer and the Master Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer and the Master Servicer in providing such reports and access.

(c)

The Servicer shall inspect the related Mortgaged Properties related to Non-Designated Mortgage Loans as often as deemed necessary by the Servicer in the Servicer’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.09

Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)

The Servicer may from time to time make withdrawals from a related Collection Account for the following purposes:

(i)

to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account and any sub-account thereof;

(ii)

to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Non-Designated Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by the Servicer);

(iii)

to reimburse the Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicer for (A) unreimbursed Servicing Advances, the Servicer’s right to reimbursement pursuant to this clause (iv) with respect to any Mortgage Loan being limited to amounts received on such Non-Designated Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Non-Designated Mortgage Loan) respecting which any such advance was made, (B) unpaid Servicing Fees as provided in Section 3.12 hereof and (C) with respect to any Mortgage Loan secured by a second lien on the related Mortgaged Property, unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts recovered in respect of the related Mortgage Loan as provided in Sections 3.09(a)(i) and (iv)(B);

(v)

to pay to the purchaser, with respect to each Non-Designated Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Sections 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)

to reimburse the Seller, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Sections 3.10 or 6.03 hereof;

(vii)

to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)

on or prior to 4:00 p.m. New York time on the Servicer Remittance Date preceding each Distribution Date, to withdraw an amount equal to the sum of the portion of the Interest Remittance Amount and the Principal Remittance Amount in such Collection Account applicable to the Non-Designated Mortgage Loans serviced by the Servicer for such Distribution Date and remit such amount to the Trustee for deposit in the Certificate Account;

(ix)

on or prior to 4:00 p.m. New York time on the Servicer Remittance Date preceding each Distribution Date, the Servicer may withdraw an amount equal to the sum of all Prepayment Premiums received during the related Prepayment Period applicable to the Non-Designated Mortgage Loans serviced by the Servicer, and remit such amount to the Trustee for deposit in the Certificate Account;

(x)

[Reserved];

(xi)

with respect to each Non-Designated Mortgage Loan covered by a lender paid Primary Insurance Policy, if any, to effect timely payment of the premiums on such Primary Insurance Policy pursuant to Section 3.10(c); and

(xii)

to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

The Servicer shall keep and maintain separate accounting, on a Non-Designated Mortgage Loan by Non-Designated Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (xi).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Non-Designated Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b)

The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the sixth paragraph of Section 8.11).  In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following proposes:

(i)

to pay to itself any investment income from balances in the Certificate Account prior to distributions to Certificateholders;

(ii)

to withdraw and return to the Master Servicer or the Servicer, for deposit to the applicable Collection Account, any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)

to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof.

SECTION 3.10

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Primary Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated either:  “V:B” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA and/or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Non-Designated Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Non-Designated Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

If upon origination of the Non-Designated Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer shall cause a flood insurance policy to be maintained with respect to such Non-Designated Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Non-Designated Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage Loan is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the then current FNMA or FHLMC requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the related Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property related to a Non-Designated Mortgage Loan such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Primary Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Non-Designated Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated V:B in Best’s or are acceptable to FNMA and/or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.06, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Non-Designated Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.09(a)).

Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Non-Designated Mortgage Loan, notwithstanding that the terms of the Non-Designated Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds or otherwise pursuant to Section 3.09(a) hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor related to a Non-Designated Mortgage Loan or maintained on property acquired in respect of a Mortgage related to a Non-Designated Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Non-Designated Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10(a) and otherwise complies with all other requirements of Section 3.10(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10(a).  Any amounts collected by the Servicer under any such policy relating to a Non-Designated Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.09(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.10(a), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor.  In connection with its activities as Servicer of the related Non-Designated Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

With respect to each Non-Designated Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the Seller represented to be covered by a Primary Insurance Policy as of the Cut-off Date, the Servicer shall, without any cost to the Depositor or Trustee, maintain or cause the Mortgagor to maintain in full force and effect a Mortgage Guaranty Insurance Policy insuring that portion of the Non-Designated Mortgage Loan in excess of 75% of value, and shall pay or shall cause the related Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Non-Designated Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Non-Designated Mortgage Loan was originated.  In the event that such Primary Insurance Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the Primary Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason.  If the Servicer determines that recoveries are so jeopardized, it shall notify the related Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.11, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy provided that such required actions are in compliance with all applicable law.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

With respect to each Non-Designated Mortgage Loan covered by a lender paid Primary Insurance Policy, if any, the Servicer agrees to effect timely payment of the premiums on such Primary Insurance Policy from amounts on deposit in the Collection Account with respect to such Non-Designated Mortgage Loan.  If amounts on deposit in the Collection Account with respect to such Non-Designated Mortgage Loan are not sufficient to pay the premiums on such Primary Insurance Policy, the Servicer agrees to effect timely payment of such premiums, and such costs shall be recoverable by the Servicer from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.09(a).  With respect to each Non-Designated Mortgage Loan covered by a Primary Insurance Policy that is not lender paid, the Servicer agrees to effect timely payment of the premiums on such Primary Insurance Policy, and such costs not otherwise recoverable from the Mortgagor shall be recoverable by the Servicer from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.09(a).

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting defaulted Non-Designated Mortgage Loans.  Pursuant to Section 3.06, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.09.

(d)

[Reserved]

(e)

With respect to any Non-Designated Mortgage Loan, the Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the related Mortgagor to be applied to the restoration or repair of the related Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

(i)

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)

pending repairs or restoration, the Servicer shall place the Insurance Proceeds in the related Escrow Account.

With respect to any Non-Designated Mortgage Loan, if the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

SECTION 3.11

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

With respect to any Non-Designated Mortgage Loan, the Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Non-Designated Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(b)

With respect to any Non-Designated Mortgage Loan, if the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.  In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Non-Designated Mortgage Loan or the outstanding principal amount of the Non-Designated Mortgage Loan shall be changed.

(c)

To the extent that any Non-Designated Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee customarily used by the Servicer for the servicing of similar mortgage loans.  If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Non-Designated Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

(d)

With respect to any Non-Designated Mortgage Loan, subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.11, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Non-Designated Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.  In connection with any such assumption, no material term of the Mortgage Note may be changed.  Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

SECTION 3.12

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Non-Designated Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, the Servicer shall take such action as (i) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) the Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Depositor, Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Non-Designated Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account).  The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise pursuant to Section 3.09(a).

With respect to any Non-Designated Mortgage Loan, notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the Servicer.  Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Credit Risk Manager with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  If however, the aggregate of such clean up and foreclosure costs and Servicing Advances as estimated in the environmental inspection report are less than or equal to the estimated value of the Mortgaged Property, then the Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.09(a) hereof.  In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.09(a) hereof, and the Servicer shall have no further obligation to service such Non-Designated Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property related to a Non-Designated Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall, in accordance with Accepted Servicing Practices, manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall furnish to the Trustee and the Credit Risk Manager on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date.  The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required for filing.

To the extent consistent with Accepted Servicing Practices, the Servicer shall also maintain on each REO Property related to a Non-Designated Mortgage Loan fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Non-Designated Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance, if any, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Non-Designated Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Non-Designated Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)

The proceeds from any liquidation of a Non-Designated Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.09(a)(iii) that related to such Non-Designated Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Non-Designated Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the Servicing Fee Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Non-Designated Mortgage Loan.  Excess Proceeds, if any, from the liquidation of a Liquidation Mortgage Loan that is a Non-Designated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.15.

(f)

[Reserved].

(g)

The Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund any Non-Designated Mortgage Loan which is 90 or more days delinquent or which is in foreclosure.  If it elects to make any such purchase, the Servicer shall purchase such Non-Designated Mortgage Loan with its own funds at a price equal to the Repurchase Price.

SECTION 3.13

Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Non-Designated Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit M.  Upon receipt of such request, the Custodian shall within four Business Days release the related Mortgage File to the Servicer, and the Trustee shall within four Business Days of the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon.  The Servicer shall execute lien releases under Power of Attorney from the Trustee.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Non-Designated Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release or cause the Custodian to release the Mortgage File to the Servicer.  Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Non-Designated Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.  The Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property related to a Non-Designated Mortgage Loan as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.14

Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of a Non-Designated Mortgage Loan coming into the possession of the Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Non-Designated Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Non-Designated Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a related Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Non-Designated Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

SECTION 3.15

Servicing and Master Servicing Compensation: Master Servicer’s Indemnity.

(a)

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Collection Account in accordance with Section 3.09(a), payable solely from payments of interest in respect of the related Mortgage Loan, or to retain from interest payments on the related Mortgage Loans the amount of the Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by the Servicer pursuant to Section 3.06(c)(vii).

With respect to each Non-Designated Mortgage Loan, additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for hazard insurance and any Primary Insurance Policy, and maintenance of the other forms of insurance coverage required by this Agreement) to the extent such amounts do not constitute Advances or Nonrecoverable Advances and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

(b)

The Master Servicer shall be compensated by DLJMC as separately agreed.  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by DLJMC and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) the performance of any of the Master Servicer’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or incurred by reason of any action of the Master Servicer taken at the direction of the Certificateholders; provided, however, that DLJMC shall not be obligated to pay to the Master Servicer more than, in the aggregate, $150,000 per annum pursuant to this Section 3.15(b).  Other than as set forth in this Section 3.15 and in Sections 3.23 and 6.03 hereto, the Master Servicer shall not be entitled to any other compensation or reimbursement for loss or expenses.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.16

Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and five Business Days prior written request and during normal business hours at the offices designated by the Servicer.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.17

Annual Statement as to Compliance.

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall deliver to the Trustee and the Trustee shall subsequently deliver to the Depositor and the Rating Agencies, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such material default.

SECTION 3.18

Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer and the Master Servicer (in the event that the Master Servicer is directly servicing any of the Designated Mortgage Loans, in such capacity, the “Successor Designated Servicer”), at its expense, shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Seller, the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement (A) to the Trustee, who shall subsequently deliver such statement to the Depositor, to the effect that with respect to the Servicer and the Successor Designated Servicer, if applicable, such firm has examined certain documents and records relating to the servicing of residential mortgage loans which the Servicer or the Successor Designated Servicer is servicing, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.  In addition, the Servicer and the Successor Designated Servicer shall disclose to such firm all significant deficiencies relating to the Servicer’s or the Successor Designated Servicer’s, as applicable, compliance with the minimum servicing standards set forth in this Agreement.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.  Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer’s or Successor Designated Servicer’s expense, provided such statement is delivered by the Servicer or the Successor Designated Servicer, as applicable, to the Trustee.  The initial statement required pursuant to this Section 3.18 shall be delivered to the Trustee and the Depositor by the Servicer and the Successor Designated Servicer, if applicable, no later than March 15, 2005.

SECTION 3.19

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Financial Institution Bond Form 24 Fidelity Bond American International Specialty Lines Insurance Policy form (“43350 12/90”) or otherwise in a form acceptable to FNMA or FHMLC, and shall protect and insure the Servicer against losses, including forgery, theft embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees.  Each Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.19 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA.

The Master Servicer shall maintain with responsible companies, at its own expense, insurance in such amounts and coverages as is generally acceptable for entities serving as master servicer.

SECTION 3.20

Prepayment Premiums.

With respect to any Non-Designated Mortgage Loan, notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment, the Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, or (iv) the Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodian and from its own records or files.  For the avoidance of doubt, the Servicer may waive a Prepayment Premium in connection with a short sale or short payoff on a defaulted Non-Designated Mortgage Loan.  If the Servicer has waived all or a portion of a Prepayment Premium relating to a Principal Prepayment, other than as provided above, the Servicer shall deliver to the Trustee no later than the next succeeding Servicer Remittance Date, for deposit into the Certificate Account the amount of such Prepayment Premium (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement and if the Servicer fails to deliver such amount either the Trustee or the Seller may enforce such obligation.  If the Servicer has waived all or a portion of a Prepayment Premium for any reason, it shall notify the Trustee and the Seller thereof and shall include such information in any monthly reports it provides the Trustee and the Seller.  Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the related Mortgage Note is less than the amount of the Prepayment Premium set forth in the Mortgage Loan Schedule or other information provided to the Servicer, the Servicer shall not have any liability or obligation with respect to such difference.

SECTION 3.21

Duties and Removal of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Non-Designated Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Non-Designated Mortgage Loans.  Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Non-Designated Mortgage Loans.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Trustee shall give written notice thereof to the Servicer and the Depositor.

If Holders of the Certificates entitled to 66 2/3% or more of the Voting Rights request in writing to the Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this Section.  Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

SECTION 3.22

[Reserved].

SECTION 3.23

Designated Mortgage Loans; Designated Servicing Compensation.

(a)

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of each Designated Servicer to service and administer the related Designated Mortgage Loans in accordance with the terms of the related Designated Servicing Agreement.  In connection with such master servicing and oversight, the Master Servicer shall have full power and authority to do any and all things which it may deem necessary or desirable; provided however, the Master Servicer shall act in a manner consistent with the terms and conditions of this Agreement and with Accepted Master Servicing Practices, and in accordance with applicable law.  Furthermore, the Master Servicer shall oversee and consult with each Designated Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive and review all reports, information and other data provided to the Master Servicer by each Designated Servicer.

The Master Servicer shall terminate the rights and obligations of any Designated Servicer under the related Designated Servicing Agreement upon the failure of such Designated Servicer to perform any of its obligations under the related Designated Servicing Agreement, which failure permits or requires such termination as more specifically provided in such Designated Servicing Agreement.  In the event a Designated Servicer is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor and the Trustee and shall either (a) appoint WFBNA as successor servicer of the related Mortgage Loans or (b) act as successor servicer of the related Mortgage Loans.  In either case, the Designated Mortgage Loans related to such Designated Servicing Agreement shall be serviced by the successor to such Designated Servicer pursuant to the servicing provisions of this Agreement, and immediately upon the transfer of servicing responsibilities to such successor, such Designated Mortgage Loans shall be deemed “Non-Designated Mortgage Loans”; provided, however, it is understood and acknowledged by the parties hereto that there may be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Designated Servicing Agreements and the pursuit of other appropriate remedies, shall be completed in accordance with Accepted Master Servicing Practices.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action, subject to the limitations set forth in Section 3.15 hereof.

To the extent that the costs and expenses of the Master Servicer related to (a) the termination of any Designated Servicer, (b) the appointment of any successor Designated Servicer and/or (c) the transfer and assumption of servicing by the Master Servicer pursuant to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Designated Servicer as a result of an event of default by such Designated Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully reimbursed by the terminated Designated Servicer, the Master Servicer shall be entitled to reimbursement of such costs from DLJMC, subject to the limitations set forth in Section 3.15 hereof.

Each month, the Master Servicer shall, or shall cause WFBNA to, no later than the related Servicer Remittance Date deposit into the Certificate Account an amount equal to (i) the aggregate amount of Advances that WFBNA would have been required to make under this Agreement for each Mortgage Loan that was a Designated Mortgage Loan (other than a Fremont Serviced Mortgage Loan) for some or all of that month had such Designated Mortgage Loan been a WFBNA Serviced Loan for the entire month, less (ii) the aggregate amount, if any, of Advances actually made by the Designated Servicers (other than Fremont) for such month under their respective Designated Servicing Agreements with respect to such Mortgage Loans; provided, however, that such obligation with respect to any Designated Mortgage Loan shall cease if the Master Servicer determines that Advances with respect to such Mortgage Loan would be Nonrecoverable Advances.  In the event that the Master Servicer determines that any such Advance is a Nonrecoverable Advance, the Master Servicer will provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

Each month, the Servicer shall, no later than the related Servicer Remittance Date deposit into the Certificate Account an amount equal to (i) the aggregate amount of Advances that WFBNA would have been required to make under this Agreement for each Mortgage Loan that was a Fremont Serviced Mortgage Loan as if such Mortgage Loan were a WFBNA Serviced Loan for the entire month, less (ii) the aggregate amount, if any, of Advances actually made by Fremont for such month under its Designated Servicing Agreement with respect to such Mortgage Loans; provided, however, that such obligation with respect to any Fremont Serviced Mortgage Loan shall cease if the Servicer determines that Advances with respect to such Mortgage Loan would be Nonrecoverable Advances.  In the event that the Servicer determines that any such Advance is a Nonrecoverable Advance, the Servicer will provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.  The Servicer shall be entitled to reimbursement of such Advances made pursuant to this paragraph from DLJMC.

Each month, if any Designated Servicer fails to remit all collections in respect of its Designated Mortgage Loans to the Master Servicer (less any servicing compensation permitted to be retained pursuant to the related Designated Servicing Agreement) on or before the related Servicer Remittance Date, the Master Servicer shall cause WFBNA to, not later than the related Servicer Remittance Date, remit the amount of any such deficiency to the Trustee for deposit into the Certificate Account in accordance with Section 3.06(d).

With respect to any Distribution Date, no later than the related Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Certificate Account in accordance with Section 3.06(d) the amount of the Compensating Interest Payment for the Master Servicer with respect to the Designated Mortgage Loans (other than the Fremont Serviced Mortgage Loans).  With respect to the Designated Mortgage Loans (other than the Fremont Serviced Mortgage Loans), the aggregate of such deposits in respect of Compensating Interest Payments shall be made from the Master Servicer’s own funds, without reimbursement from the Trust.

With respect to any Distribution Date, no later than the related Servicer Remittance Date, the Master Servicer shall cause DLJMC to remit to the Trustee for deposit in the Certificate Account in accordance with Section 3.06(d) the amount of the Compensating Interest Payment for the Master Servicer with respect to the Fremont Serviced Mortgage Loans.

(b)

The parties hereto and WFBNA agree and acknowledge that the primary servicing of each Designated Mortgage Loan is intended to be transferred to WFBNA on the WFBNA Servicing Transfer Date.  WFBNA hereby agrees that it will accept the transfer of servicing of each Designated Mortgage Loan on the applicable WFBNA Servicing Transfer Date and that it will service each Designated Mortgage Loan pursuant to the provisions of this Agreement following the applicable WFBNA Servicing Transfer Date.  Following the WFBNA Servicing Transfer Date for any Designated Mortgage Loan, (i) such Designated Mortgage Loan shall be deemed a “Non-Designated Mortgage Loan” under this Agreement and (ii) each of Schedule IV and the Mortgage Loan Schedule will be deemed to have been updated to reflect such servicing transfer.  Notwithstanding the foregoing, it is expressly understood and agreed to by the parties hereto that WFBNA, as Servicer, shall have no obligations or duties with respect to any Designated Mortgage Loan until (i) the WFBNA Servicing Transfer Date of such Designated Mortgage Loan or (ii) the Master Servicer appoints WFBNA as a successor servicer to a Designated Servicer pursuant to Section 3.23(a) hereof, and, in the case of clause (ii), WFBNA accepts such appointment.  In addition, it is expressly understood and agreed to by the parties hereto that on and after each applicable WFBNA Servicing Transfer Date, upon assumption of primary servicing pursuant to this Agreement by WFBNA of each Designated Mortgage Loan transferred on such date, all duties and obligations of the Master Servicer with respect to this Agreement and such Mortgage Loan shall cease and the Master Servicer shall no longer have any responsibility with respect to such Designated Mortgage Loan.

(c)

For the avoidance of doubt, for the period that any Designated Mortgage Loan is a Designated Mortgage Loan, the related Designated Servicer shall be entitled to any servicing compensation described in the related Designated Servicing Agreement.  The Master Servicer may permit any such Designated Servicer to retain any such compensation from the collections in respect of the related Designated Mortgage Loan.  DLJMC hereby represents and warrants that, with respect to any Designated Servicer and its Designated Mortgage Loan (i) the servicing fee payable to such Designated Servicer is calculated in a manner consistent with the Servicing Fee Rate and (ii) the servicing fee rate used to calculate the servicing fee payable to such Designated Servicer for its Designated Mortgage Loans does not exceed 0.50% per annum.  In any month when (A) (1) a Designated Mortgage Loan becomes a WFBNA Mortgage Loan or is serviced by a successor servicer in accordance with this Section 3.23 and (2) the sum of (x) the Servicing Fee payable to WFBNA or such successor servicer in respect of such Mortgage Loan and (y) the servicing fee payable to the related Designated Servicer in respect of such Mortgage Loan or (B) the servicing fee payable to a Designated Servicer in respect of any Designated Mortgage Loan (other than those Designated Mortgage Loans referred to in the immediately preceding clause (A)) exceeds the amount that would have been payable had the servicing fee for such Mortgage Loan been calculated using the Servicing Fee Rate, DLJMC shall remit to the Trustee for deposit into the Certificate Account, on or before the Servicer Remittance Date, an amount equal to such excess.  For purposes of the immediately preceding sentence, the Servicing Fee Rate shall equal 0.50% per annum.

ARTICLE IV

DISTRIBUTIONS AND ADVANCES

SECTION 4.01

Advances.

With respect to the Non-Designated Mortgage Loans, the Servicer shall deposit in the related Collection Account at the time described below an amount equal to with respect to the Non-Designated Mortgage Loans, all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Non-Designated Mortgage Loans during the applicable Collection Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate).  The Servicer’s obligation to make such Advances as to any related Non-Designated Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Non-Designated Mortgage Loan, or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to the terms of this Agreement.  The Servicer shall not be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

The Servicer shall be obligated to make Advances with respect to those Non-Designated Mortgage Loans serviced by it in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Non-Designated Mortgage Loan shall cease if the Servicer determines, in its sole discretion, that Advances with respect to such Non-Designated Mortgage Loan are Nonrecoverable Advances.  In the event that the Servicer determines that any such Advances are Nonrecoverable Advances, the Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

With respect to the Non-Designated Mortgage Loans, if an Advance is required to be made hereunder, the Servicer shall on the Servicer Remittance Date immediately following the Determination Date either (i) deposit in the related Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of such Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in such Collection Account on or before the next Distribution Date in which such funds would be due.

With respect to any Designated Mortgage Loan, the Master Servicer shall cause WFBNA to make Advances as required by Section 3.23(a) of this Agreement.

SECTION 4.02

Priorities of Distribution.

(a)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for both Loan Groups for such date in the following order of priority:

(i)

from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, as applicable, to the Class A-IO-S Certificates, the aggregate Excess Servicing Fee;

(ii)

from the Interest Remittance Amount for Loan Group 2, to the Trustee, the Trustee Fee for such Distribution Date;

(iii)

from the Interest Remittance Amount for Loan Group 2, to the Credit Risk Manager, the Credit Risk Manager Fee for such Distribution Date;

(iv)

from the Interest Remittance Amount for Loan Group 1, to the Trustee, any Trustee Fee remaining unpaid after giving effect to clause (ii);

(v)

from the Interest Remittance Amount for Loan Group 1, to the Credit Risk Manager, any Credit Risk Manager Fee remaining unpaid after giving effect to clause (iii);

(vi)

from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, to the Senior Certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such Distribution Date, applied in accordance with the allocation rules set forth in (b) below;

(vii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the from the Interest Remittance Amount for Loan Group 1, to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(viii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ix)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(x)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xi)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xiii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xiv)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xv)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(xvi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(e), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (xv) above for such Distribution Date.

(b)

The Interest Remittance Amount for Loan Group 1 and Loan Group 2 distributed pursuant to clause (vi) above will be applied to the applicable Senior Certificates as follows:

(i)

amounts distributed to the Class A-1 Certificates will reduce the Interest Remittance Amount for Loan Group 1 before any reduction to the Interest Remittance Amount for Loan Group 2 in respect of such distribution; and

(ii)

amounts distributed to the Class R, Class R-II, Class A-2, Class A-3, Class A-4, Class A-IO-1 and Class A-IO-2 Certificates shall reduce the Interest Remittance Amount for Loan Group 2 before any reduction to the Interest Remittance Amount for Loan Group 1 in respect of such distributions.

(c)

On each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event has occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

(i)

(A)

from the Principal Remittance Amount derived from Loan Group 1, sequentially, first to (x) the Class A-1 Certificates and then to (y) the Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Class Principal Balance, until the respective Class Principal Balance of such classes has been reduced to zero; provided, however, that the portion otherwise allocable to the Class A-4 Certificates will be distributed to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero; and

(B)

from the Principal Remittance Amount derived from Loan Group 2, sequentially, first to (x) the Class R and Class R-II Certificates, pro rata, and then to (y) the Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Class Principal Balances and then to (z) the Class A-1 Certificates, until the respective Class Principal Balance of such classes has been reduced to zero; provided, however, that the portion otherwise allocable to the Class A-4 Certificates will be distributed to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero;

(ii)

to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iii)

to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ix)

to the Class B-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(x)

to the Class B-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(xi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(e), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above, for such Distribution Date.

(d)

On each Distribution Date (1) on or after the Stepdown Date and (2) with respect to which a Trigger Event has not occurred, the Principal Payment Amount for such date will be paid in the following order of priority:

(i)

(A)

from the Principal Remittance Amount derived from Loan Group 1, sequentially, first to (x) the Class A-1 Certificates and then to (y) the Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Class Principal Balance, the sum of the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Interest Rate Cap Agreement to cover Realized Losses on the Group 1 Mortgage Loans, until the respective Class Principal Balance is reduced to zero; provided, however, that the portion otherwise allocable to the Class A-4 Certificates will be distributed to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero; and

(B)

from the Principal Remittance Amount derived from Loan Group 2, sequentially, first to (x) the Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Class Principal Balance and then to (y) the Class A-1 Certificates, the sum of the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Interest Rate Cap Agreement to cover Realized Losses on the Group 2 Mortgage Loans, until the respective Class Principal Balance is reduced to zero; provided, however, that the portion otherwise allocable to the Class A-4 Certificates will be distributed to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero;

(ii)

to the Class M-1 Certificates, the M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iii)

to the Class M-2 Certificates, the M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class M-3 Certificates, the M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class M-4 Certificates, the M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class M-5 Certificates, the M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class M-6 Certificates, the M-6 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class B-1 Certificates, the B-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(ix)

to the Class B-2 Certificates, the B-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(x)

to the Class B-3 Certificates, the B-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

(xi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(e), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above, for such Distribution Date.

(e)

On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)

(A)

beginning on the Overcollateralization Commencement Date, until the aggregate Class Principal Balance of the Offered Certificates equals the Aggregate Collateral Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the Offered Certificates, in the following order of priority:

(aa)  (i)

  to the extent of the Monthly Excess Interest derived from Loan Group 1, sequentially, first to (x) the Class A-1 Certificates and then to (y) the Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Class Principal Balance, the Group 1 Excess Interest Amount, until the respective Class Principal Balance has been reduced to zero; provided, however, that the portion otherwise allocable to the Class A-4 Certificates will be distributed to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero;

(ii)  sequentially, first to (x) the Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Class Principal Balance and then to (y) the Class A-1 Certificates, until the respective Class Principal Balance has been reduced to zero; provided, however, that the portion otherwise allocable to the Class A-4 Certificates will be distributed to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero;

(bb)  to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(cc)  to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(dd)  to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ee)

to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ff)

to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(gg)

to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(hh)  to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ii)  to the Class B-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(jj)  to the Class B-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(B)

on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 4.02(d), after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein (any distributions required to be made pursuant to Section 4.02(d)(i)(A) or (B) will be made notwithstanding the limitation in such clauses that the amounts distributed are derived from the Principal Remittance Amount);

(ii)

to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iii)

to the Class M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iv)

to the Class M-3 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(v)

to the Class M-4 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vi)

to the Class M-5 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vii)

to the Class M-6 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(viii)

to the Class B-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(ix)

to the Class B-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(x)

to the Class B-3 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(xi)

to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit, and from the Basis Risk Reserve Fund sequentially as follows:

(A)

to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for such Class;

(B)

to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such Class;

(C)

to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(D)

to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such Class;

(E)

to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such Class;

(F)

to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such Class;

(G)

to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such Class;

(H)

to the Class B-1 Certificates, any applicable Basis Risk Shortfall for such Class;

(I)

to the Class B-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(J)

to the Class B-3 Certificates, any applicable Basis Risk Shortfall for such Class;

(xii)

to the Interest Rate Cap Agreement Counterparty, any amounts required to be paid by the Trust pursuant to the Interest Rate Cap Agreement;

(xiii)

to the Class X Certificates, the Class X Distributable Amount for such Distribution Date together with amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class X Certificates pursuant to Section 4.06(b), (c), (d) and Section 4.07(b); and

(xiv)

to the Class R or Class R-II Certificate, as applicable, any remaining amount, provided, however, that any amount that would be distributable pursuant to this priority (xii) shall not be paid with respect to the Class R Certificate but shall be paid instead with respect to the Class X Certificates pursuant to a contract that exists under this Agreement between the Class R or Class R-II Certificateholders and the Class X Certificateholders.

Distributions pursuant to Section 4.02(e)(ii)-(x) on any Distribution Date will be made after giving effect to withdrawals from the Interest Rate Cap Account on such date to pay Deferred Amounts.  Distributions pursuant to Section 4.02(e)(xi)(A)-(J) on any Distribution Date will be made after will be made after giving effect to any withdrawals from the Interest Rate Cap Account on such date to pay Basis Risk Shortfalls.

(f)

On each Distribution Date, the Trustee shall distribute to the Holder of the Class A-IO-1 Certificates, the aggregate of all Prepayment Premiums for Mortgage Loans collected or paid by the Servicer with respect to the preceding Prepayment Period.

SECTION 4.03

Allocation of Losses.

(a)

On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date.  The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero.  Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

(b)

With respect to any Class of Subordinate Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased on any Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Subordinate Certificates with the highest relative payment priority, up to the amount of the Deferred Amount for that Class.  Any increase in a Class Principal Balance on a Distribution Date pursuant to this Section 4.03(b) shall be made prior to giving effect to distributions on that Distribution Date.

Any increase to the Class Principal Balance of a Class of Subordinate Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Percentage Interest.

SECTION 4.04

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Servicer, the Depositor and each Rating Agency, a statement based on the information provided by the Servicer pursuant to Section 4.05 herein setting forth with respect to the related distribution:

(i)

the amount thereof allocable to principal, indicating the portion thereof attributable to Scheduled Payments and Principal Prepayments;

(ii)

the amount thereof allocable to interest or any Carryforward Interest included in such distribution;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)

the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)

the Aggregate Collateral Balance and the Aggregate Collateral Group Balance for such Distribution Date;

(vi)

the Overcollateralization Amount for such Distribution Date;

(vii)

the amount of the Servicing Fees, the Excess Servicing Fee, the Trustee Fee, the Credit Risk Manager Fee and any other mortgage insurance fees, if applicable, with respect to such Distribution Date;

(viii)

the Pass-Through Rate for each Class of LIBOR Certificates with respect to such Distribution Date and the Pass-Through Rate for each Class of Class A-IO Certificates;

(ix)

the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the last day of the calendar month preceding such Distribution Date;

(x)

the number and aggregate principal amounts of Mortgage Loans which are delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days (to include such delinquent loans which are also in bankruptcy or foreclosure), for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xi)

the number and aggregate principal amounts of Mortgage Loans that were in foreclosure, for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)

the number and aggregate principal amounts of Mortgage Loans that were in bankruptcy, for each Loan Group and for the Mortgage Loans in the aggregate,  as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xiii)

the number and aggregate principal amounts of Mortgage Loans with respect to which Prepayment Premiums were collected and the aggregate amount of such Prepayment Premiums;

(xiv)

the Rolling Three Month Delinquency Rate for such Distribution Date;

(xv)

the total number and principal balance of any REO Properties (and market value, if available), for each Loan Group and for the Mortgage Loans in the aggregate, as of the last day of the calendar month preceding such Distribution Date;

(xvi)

the total number and principal balance of any Mortgage Loans that were repurchased during the calendar month preceding such Distribution Date;

(xvii)

the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses included in such distribution;

(xviii)

the amount on deposit in the Prefunding Account (including a breakdown of amounts released during the prior calendar month in respect of Aggregate Subsequent Transfer Amounts or amounts included in the Principal Remittance Amount on the September 2004 Distribution Date);

(xix)

the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xx)

the portion of any distribution to the Class A Certificateholders constituting an Insured Payment for such Distribution Date;

(xxi)

the amount on deposit in the Capitalized Interest Account (including a breakdown of amounts released for the calendar month preceding such Distribution Date);

(xxii)

the gross weighted average coupon of the Mortgage Loans as of the first date of the applicable period for such Distribution Date;

(xxiii)

the aggregate number of Mortgage Loans in the pool;

(xxiv)

the Net WAC Rate;

(xxv)

the Senior Enhancement Percentage;

(xxvi)

the Net Excess Spread;

(xxvii)

any amounts deposited in the Basis Risk Reserve Fund on such Distribution Date pursuant to Section 4.02(e)(xi), and the balance of the Basis Risk Reserve Fund after all distributions have been made on such Distribution Date;

(xxviii)

 the amount on deposit in the Interest Rate Cap Account (including a breakdown of amounts withdrawn in connection with such Distribution Date and the Target Amount for the preceding Distribution Date);

(xxix)

a list indicating those Designated Mortgage Loans as to which the WFBNA Servicing Transfer Date has occurred since the previous Distribution Date; and

(xxx)

any remaining Designated Mortgage Loan for which the WFBNA Servicing Transfer Date has not occurred.

The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer and the Master Servicer.

On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP Level Factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.  In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 8.05.  The Trustee will also make the monthly statements to Certificateholders available each month to each party referred to in this Section 4.04(a) via the Trustee’s website. The Trustee’s website can be accessed at http://www.usbank.com/abs or at such other site as the Trustee may designate from time to time.  The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer and the Master Servicer.

(b)

Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.05

Servicer and Master Servicer to Cooperate.

The Servicer and the Master Servicer shall provide to the Trustee information which is mutually agreeable to the Trustee and (i) the Servicer with respect to each Non-Designated Mortgage Loan serviced by it or (ii) the Master Servicer with respect to each Designated Mortgage Loan master serviced by it, respectively, no later than the second Business Day following the Determination Date necessary to enable the Trustee to perform its distribution, accounting and reporting requirements hereunder.

SECTION 4.06

Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)

On the Closing Date, $5,000.00 will be deposited by the Depositor into the Basis Risk Reserve Fund.  On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.02(e)(xi) the Required Basis Risk Reserve Fund Deposit.  Amounts on deposit in the Basis Risk Reserve Fund shall be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Offered Certificates in respect of Basis Risk Shortfalls.  Any distributions of Monthly Excess Cashflow to the holders of the Offered Certificates pursuant to Sections 4.02(e)(xi)(A)-(J) shall be deemed to have been deposited in the Basis Risk Reserve Fund and paid to such holders.  On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class X Certificateholder pursuant to Section 4.02(e)(xiii).

(c)

Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the direction of the holders of the Class X Certificates maturing on or prior to the next succeeding Distribution Date. Any net investment earnings on such amounts shall be payable to the holders of the Class X Certificates. The Trustee shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein.  The Trustee shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class X Certificateholder for all Federal tax purposes.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested.  The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.06(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.02(e)(xiii) hereof.

(d)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the LIBOR Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the LIBOR Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.02(e)(xiii) hereof.

SECTION 4.07

The Interest Rate Cap Agreement.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificates, the Interest Rate Cap Account.  The Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)

On or prior to the Closing Date, the Trustee, on behalf of the Trust, will enter into the Interest Rate Cap Agreement for the benefit of the Holders of the LIBOR Certificates.  The Interest Rate Cap Agreement will be an asset of the Trust Fund but will not be an asset of any REMIC.  The Trustee shall deposit any amounts received with respect to the Interest Rate Cap Agreement into the Interest Rate Cap Account.  Notwithstanding anything in this paragraph to the contrary, for any Distribution Date on which there is a payment under the Interest Rate Cap Agreement based on a notional balance in excess of the aggregate Class Principal Balance of the LIBOR Certificates, the amount representing such excess payment, to the extent not otherwise used to cover losses under Section 4.02(e)(ii) through (x), shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificates and shall be distributed to the Class X Certificates pursuant to Section 4.02(e)(xiii).

(c)

The Trustee will prepare and deliver any notices required to be delivered to the Interest Rate Cap Agreement Counterparty under the Interest Rate Cap Account.

(d)

The Trustee shall terminate the Interest Rate Cap Agreement Counterparty upon the occurrence of an event of default under the Interest Rate Cap Agreement of which a Responsible Officer of the Trustee has actual knowledge.  Upon such a termination, the Interest Rate Cap Agreement Counterparty may be required to pay an amount to the Trustee in respect of market quotations for the replacement cost of the Interest Rate Cap Agreement.

(e)

On each Distribution Date, the Trustee shall distribute amounts on deposit in the Interest Rate Cap Account to pay the following amounts:

(i)

to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any applicable Deferred Amounts, with interest therein at the applicable Pass-Through Rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described in Section 4.02(e)(ii)-(x) on such Distribution Date;

(ii)

to the Principal Remittance Amount, up to the amount of Realized Losses on the Mortgage Loans incurred during the related Collection Period; and

(iii)

to the LIBOR Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.02(e)(xi)(A)-(J) on such Distribution Date.

(f)

Funds in the Interest Rate Cap Account may be invested in Eligible Investments by the Trustee at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Trustee shall account for the Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Trustee shall treat amounts paid by the Interest Rate Cap Account as payments made from outside the REMIC’s for all Federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Depositor.  The Depositor will be the owner of the Interest Rate Cap Account for federal tax purposes and the Depositor shall direct the Trustee in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Interest Rate Cap Account shall remain uninvested.  The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.07(f) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Interest Rate Cap Account shall be distributed to the Class X Certificateholders.

(g)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the LIBOR Certificates equals zero, any amounts on deposit in the Interest Rate Cap Agreement not payable on the LIBOR Certificates shall be distributed to the Class X Certificateholders.

(h)

Amounts paid under the Interest Rate Cap Agreement not used on any Distribution Date as described in Section 4.07(e) shall remain on deposit in the Interest Rate Cap Account and may be available on future Distribution Dates to make the payments described in Section 4.07(e).  However, at no time shall the amount on deposit in the Interest Rate Cap Account exceed the Target Amount.  The “Target Amount” will be calculated on each Distribution Date, after giving effect to withdrawals from the Interest Rate Cap Account on such Distribution Date and distribution and allocation of losses on the LIBOR Certificates on such Distribution Date, and will equal the excess, if any, of the Targeted Overcollateralization Amount over the Overcollateralization Amount, in each case for such Distribution Date.  On each Distribution Date, the Trustee shall distribute amounts in the Interest Rate Cap Account in excess of the Target Amount to the Class X Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01

The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer upon the written order of the Depositor.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such certificate a Certificate of Authentication in the form provided herein, executed by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall either (i) deliver a letter in substantially the form of (A) Exhibit L (the “Rule 144A Letter”) or (B) if the Private Certificate subject to such transfer represents the entire Class or the Depositor otherwise consents to such transfer, Exhibit K (the “Investment Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Master Servicer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received in accordance with Exhibit I, Exhibit K or Exhibit L, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan or a Person acquiring such ERISA-Restricted Certificate for, on behalf of or with the assets of, any such Plan, (a “Benefit Plan Investor”), which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) in the case of an ERISA-Restricted Certificate (other than a Class A-IO-2 Certificate) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) if the purchaser is a Benefit Plan Investor acquiring a Class A-IO-2 Certificate, such Certificate has been the subject of an ERISA-Qualifying Underwriting, or (iv) in the case of any ERISA-Restricted Certificate presented for registration in the name of a Benefit Plan Investor without a representation as required above, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Master Servicer or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of a Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer to the effect that the elimination of such restrictions will not cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor, with the consent of the applicable Depository Participants, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners and the Depository Participants consent to the termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  None of the Seller, the Servicer, the Depositor, the Master Servicer or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04

Persons Deemed Owners.

The Servicer, the Master Servicer and the Trustee and any agent of the Servicer, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Master Servicer or the Trustee or any agent of the Servicer, the Master Servicer or the Trustee shall be affected by any notice to the contrary.

SECTION 5.05

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Master Servicer or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06

Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in St. Paul, Minnesota where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its Corporate Trust Office for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER AND THE SERVICER

SECTION 6.01

Respective Liabilities of the Depositor, the Seller, the Servicer and the Master Servicer.

The Depositor, the Seller, the Master Servicer and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.02

Merger or Consolidation of the Depositor, the Seller, the Master Servicer  or the Servicer.

The Depositor, the Seller, the Master Servicer and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Seller, the Master Servicer or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller, the Master Servicer or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller, the Master Servicer or the Servicer, shall be the successor of the Depositor, the Seller, the Master Servicer or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of the Servicer or the Master Servicer shall be an institution either (i) having a net worth of not less than $10,000,000 or whose deposits are insured by the FDIC through the BIF or the SAIF, or (ii) which is a FNMA or FHLMC approved servicer in good standing.

Notwithstanding the provision of Section 6.04 herein to the contrary, the Master Servicer or, in the event that the Servicer determines that it will no longer engage in the business of servicing mortgage loans, the Servicer, may assign its rights under this Agreement, provided that (i) the Depositor in its sole discretion has consented, (ii) the Rating Agencies’ ratings of the Offered Certificates and the Class A-IO-2 Certificates in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) the Servicer or the Master Servicer, as applicable,  shall be liable for all costs and expenses (including attorney’s fees) incurred in connection with the assignment and related transfer of servicing or master servicing of such Non-Designated Mortgage Loans, as applicable, provided further, that the Servicer or the Master Servicer, as applicable, shall indemnify and hold the Trust, the Trustee, the Depositor, any Subservicer, successor Servicer or the successor Master Servicer, as applicable, and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, fees and expenses that the Trust, the Trustee, the Depositor, any Subservicer, the successor Servicer or the successor Master Servicer, as applicable,  and each Certificateholder may sustain in any way related to such assignment.  No assignment by the Servicer or the successor Master Servicer, as applicable, shall become effective until a successor Servicer or the successor Master Servicer, as applicable, acceptable to the Depositor and the Trustee shall have assumed the Servicer’s or the Master Servicer’s, as applicable, responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.  Any such assignment shall not relieve the Servicer or the Master Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by such successor Servicer or such successor Master Servicer, respectively.

SECTION 6.03

Limitation on Liability of the Depositor, the Seller, the Master Servicer and the Servicer.

(a)

None of the Depositor, the Seller, the Master Servicer or the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller, the Master Servicer or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Master Servicer, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

The Depositor, the Seller, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Servicer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Servicer or the Master Servicer shall be indemnified by the Trust Fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, any Designated Servicing Agreement or the Certificates, other than any loss, liability or expense (i) relating to any specific Mortgage Loan or Mortgage Loans (and, in the case of the Servicer, relating to the Servicer’s failure to service such Mortgage Loan or Mortgage Loans in accordance with this Agreement, unless such loss, liability or expense is otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

None of the Depositor, the Seller, the Master Servicer or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller, the Master Servicer or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, the Master Servicer and the Servicer shall be entitled to be reimbursed therefor from the Trust Fund.  Each such Person’s right to indemnity and reimbursement pursuant to this Section 6.03 shall survive the resignation or termination of such Person as set forth herein.

(b)

The Servicer and the Master Servicer shall indemnify the Trustee and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in any way related to the failure of the Servicer or the Master Servicer, as applicable, to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The Servicer or the Master Servicer, as applicable, immediately shall notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Trustee in respect of such claim.  The Servicer or the Master Servicer, as applicable, shall follow any written instructions received from the Trustee in connection with such claim.  Except as otherwise provided herein, the Trustee promptly shall reimburse the Servicer or the Master Servicer, as applicable, for all amounts advanced by such entity pursuant to the second preceding sentence except when the claim is in any way related to (i) with respect to the Servicer, the failure of the Servicer to service and administer the Non-Designated Mortgage Loans in compliance with the terms of this Agreement and (ii) with respect to the Master Servicer, the failure of the Master Servicer to master service and administer the Designated Mortgage Loans in compliance with the terms of this Agreement.

SECTION 6.04

Limitation on Resignation of the Servicer or the Master Servicer.

(a)

Subject to Sections 6.04(b) and (c) below, neither the Servicer nor the Master Servicer shall resign from the obligations and duties hereby imposed on it except (i)(a) upon appointment of a successor servicer or successor master servicer, as applicable, (which may be with respect to all or a portion of the Mortgage Loans) and (b) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (ii) permitting the resignation of the Servicer or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee or a successor servicer or a successor master servicer shall have assumed the Servicer’s or the Master Servicer’s, respectively, responsibilities, duties, liabilities and obligations hereunder.

(b)

Notwithstanding the foregoing, at DLJMC’s request, so long as it is the owner of the related servicing rights, the Servicer or the Master Servicer shall resign upon the selection and appointment of a successor servicer or successor master servicer, respectively; provided that the Seller delivers to the Trustee the letter required by 6.04(a)(i) above.  To the extent that the compensation of any such successor servicer exceeds the Servicing Fee Rate of the Servicer that has resigned, in accordance with Section 7.02, each Holder of a Class A-IO-S Certificate hereby agrees to a decrease in the Excess Servicing Fee in an amount equal to the excess of the Servicing Fee for the successor to the Servicer over the Servicing Fee due to the Servicer that has resigned.

(c)

Notwithstanding anything in this Agreement to the contrary, each party hereto expressly agrees and acknowledges that on the later of (x) the date that the servicing of the last Designated Mortgage Loan has been transferred to WFBNA and (y) the date that DLJMC repurchases or substitutes for the last Designated Mortgage Loan pursuant to Section 2.03(b), WFBNA will be deemed to have resigned as Master Servicer and all duties and obligations of the Master Servicer with respect to this Agreement shall cease and the Master Servicer shall no longer have any responsibility with respect to the Designated Mortgage Loans.  For the avoidance of doubt, the letter required pursuant to Section 6.04(a)(i) shall not be required to effect the resignation of WFBNA as Master Servicer.

SECTION 6.05

Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability hereunder to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement or the Credit Risk Management Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, gross negligence or bad faith in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreement.  The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE VII

DEFAULT

SECTION 7.01

Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(i)

any failure by the Servicer or the Master Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Master Servicer by the Trustee or the Depositor, or to the Servicer or the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)

any failure by the Servicer or the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Master Servicer, respectively, set forth in this Agreement, or if any of the representations and warranties of the Servicer or the Master Servicer in Section 2.03(a) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 60 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Master Servicer, as applicable, by the Trustee or the Depositor, or to the Servicer or the Master Servicer, as applicable, and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the Servicer or the Master Servicer, as applicable, can demonstrate to the reasonable satisfaction of the Trustee that the Servicer or the Master Servicer, as applicable, is diligently pursuing remedial action; or

(iii)

failure by the Servicer or the Master Servicer to maintain, if required, its license or authorization to do business in any jurisdiction where the related Mortgaged Property is located, unless such failure does not have a material adverse effect on the Servicer’s or Master Servicer’s, respectively, duties, obligations and responsibilities under this Agreement; or

(iv)

(a) any reduction or withdrawal of the Ratings or any shadow ratings of any Class of Certificates attributable solely to the Servicer or the servicing of Servicer’s respective Mortgage Loans or to the Master Servicer by the master servicing of the Designated Mortgage Loans or (b) any placement by a Rating Agency of any Class of Certificates on credit watch with negative implications attributable solely to the Servicer or the servicing of the Servicer’s respective Mortgage Loans or to the Master Servicer or the master servicing of the Designated Mortgage Loans; or

(v)

any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a Rating on the Certificates to “below average” or below, except for any downgrade by Fitch to “below average” or below; or

(vi)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(vii)

the Servicer or the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Master Servicer, respectively, or of or relating to all or substantially all of its property; or

(viii)

the Servicer or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations; or

(ix)

the Servicer ceases to meet the qualifications of a FNMA or FHLMC approved servicer; or

(x)

any failure by the Servicer, with respect to the Non-Designated Mortgage Loans, to (a) remit payment of a Prepayment Premium to the Collection Account or (b) remit funds in the amount equal to a Prepayment Premium which the Servicer has failed to collect, in each case as required pursuant to this Agreement, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor.

The Trustee shall deliver the written notice to the Servicer or the Master Servicer of the Event of Default set forth in clause (i) above on any Servicer Remittance Date on which the Servicer or the Master Servicer fails to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01).   Upon termination of the Servicer or the Master Servicer pursuant to an Event of Default under clause (i) above and assumption of the duties of the Servicer or the Master Servicer by the Trustee or other successor servicer, as applicable, appointed pursuant to this Section 7.01 and Section 7.02, such successor servicer or successor master servicer, as applicable, shall make any related deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required herein) no later than the Distribution Date related to the Servicer Remittance Date.  In the event that the Servicer or the Master Servicer cures any Event of Default under clause (i) above by late deposit or payment of any amount required pursuant to this Agreement and the Trustee or other successor servicer or successor master servicer, as applicable, shall have previously made any or all of such deposit or payment on behalf of the Servicer or the Master Servicer or in its capacity as successor to the Servicer or the Master Servicer, the Servicer or the Master Servicer shall be obligated to reimburse the Trustee or other successor servicer, as applicable, for the amount of any such deposit or payment plus interest on such amount from the date of deposit or payment by the Trustee or other successor servicer or successor master servicer, as applicable, through the date of reimbursement by the Servicer or the Master Servicer calculated at a rate equal the prime rate as then published in The Wall Street Journal plus 2.0% per annum.

Other than an Event of Default resulting from a failure of the Servicer or the Master Servicer to make any required Advance if an Event of Default shall occur and a Responsible Officer of the Trustee has knowledge thereof, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee, may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer or the Master Servicer, as applicable, (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer or the Master Servicer, as applicable, under this Agreement and in and to the related Mortgage Loans and the proceeds thereof (other than its rights as a Certificateholder hereunder).

If an Event of Default results from the failure of the Servicer or the Master Servicer to make a required Advance or the Trustee shall, by notice in writing to the Servicer, the Master Servicer and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer or the Master Servicer, as applicable, under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

Upon receipt by the Servicer or the Master Servicer of such written notice of termination, all authority and power of the Servicer or the Master Servicer, as applicable, under this Agreement, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee.  Upon written request from the Trustee or DLJMC, as applicable, the Servicer or the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee or DLJMC, as applicable, any and all documents and other instruments, place in such successor’s possession all related Mortgage Files, and do or cause to be done all other reasonable and customary acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents, at the Servicer’s or the Master Servicer’s, as applicable, sole expense or at the expense of DLJMC if the Servicer or the Master Servicer, as applicable, fails to cover such expenses.

A terminated Servicer or Master Servicer shall cooperate with the Trustee and such successor in effecting the termination of the Servicer’s or Master Servicer’s responsibilities and rights hereunder, including without limitation, with respect to a terminated Servicer, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to a related Collection Account or Escrow Account or thereafter received with respect to the related Mortgage Loans.  The Trustee or other successor servicer or successor master servicer, as applicable, shall thereupon make any Advance to the extent required pursuant to Section 4.01 and subject to the Trustee or such other successor’s determination that such Advance would not constitute a Nonrecoverable Advance or unless prohibited by applicable law.  The Trustee or other successor entity, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer or the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

All reasonable out of pocket costs and expenses (including attorney’s fees) incurred in connection with transferring servicing to a successor Servicer or Master Servicer shall be paid by the predecessor Servicer or Master Servicer, respectively, (or if the predecessor Servicer or Master Servicer is the Trustee, the initial Servicer or Master Servicer, respectively) upon presentation of reasonable documentation of such costs and expenses.  Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Non-Designated Mortgage Loan that was due prior to the notice terminating the Servicer’s rights and obligations as the Servicer hereunder and received after such notice, that portion of the Servicing Fee thereof to which the Servicer would have been entitled to pursuant to Section 3.09 hereof the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.09 hereof and in the time period specified in Section 3.09 hereof.  The Servicer shall continue to be entitled to the benefits of Section 6.03 hereof, notwithstanding any termination hereunder, with respect to any events occurring prior to such termination.

In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer's right to reimbursement for any outstanding Advances or Servicing Advances or accrued and unpaid Servicing Fees due the Servicer at the time of termination.  The successor Servicer shall reimburse the terminated Servicer for outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees to the extent that such amounts become reimbursable from time to time pursuant to Section 3.09 of this Agreement; provided, however, that such right of reimbursement shall be limited to funds that are on deposit in the Collection Account and available to the Servicer for such purposes pursuant to Section 3.09 of this Agreement.  In addition, any such reimbursement for outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees shall be made on a first in, first out ("FIFO") basis no later than the Servicer Remittance Date of each month.

SECTION 7.02

Trustee to Act; Appointment of Successor.

On and after the time the Servicer or the Master Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement, the Trustee, subject to and to the extent provided herein, either shall be the successor to the Servicer or the Master Servicer, but only in its capacity as servicer or master servicer under this Agreement, respectively, and not in any other, and the transactions set forth herein or shall appoint a successor servicer or successor master servicer, and in either event such successor servicer or successor master servicer shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or the Master Servicer, respectively, by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01.  As compensation therefor, the successor servicer shall be entitled to all funds relating to the related Mortgage Loans that the terminated Servicer or Master Servicer would have been entitled to charge to a Collection Account, provided that the terminated Servicer or Master Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.09(a) to the extent that such payment or reimbursement relates to the period prior to the completion of the transfer of servicing to a successor servicer.  Notwithstanding the foregoing, if the Trustee has become the successor to the terminated Servicer or Master Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the terminated Servicer or Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or the Master Servicer hereunder.  Any successor to the Servicer or the Master Servicer shall be an institution which is a FNMA or FHLMC approved seller/servicer in good standing, which has a net worth of at least $10,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer or the Master Servicer (other than liabilities of the Servicer or the Master Servicer under Section 6.03 hereof incurred prior to termination of the Servicer or the Master Servicer, respectively, under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.  Any successor servicer appointed by DLJMC shall be rated as a servicer of subprime mortgage loans as “average” (or its equivalent) or better by each Rating Agency that maintains a servicer rating system.  Pending appointment of a successor to the Servicer or the Master Servicer hereunder, the Trustee or other successor servicer or successor master servicer, unless such entity is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of (x) the WFBNA Servicing Fee (as defined in the WFBNA Side Letter) or (y) the Servicing Fee, assuming for this purpose that the Servicing Fee Rate is 0.50% per annum, for any other successor.  To the extent that the compensation of any successor to the Servicer is calculated using a rate exceeding the then-current rate used to calculate the WFBNA Servicing Fee (as defined in the WFBNA Side Letter) each Holder of a Class A-IO-S Certificate hereby agrees to a decrease in the Excess Servicing Fee Rate in an amount equal to such excess.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor servicer or successor master servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the terminated Servicer or Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor to the Servicer or shall give notice to the Mortgagors of such change of servicer.  Any successor to the Servicer or the Master Servicer shall, during the term of its service as the Servicer or Master Servicer, as applicable, maintain in force the policy or policies of the type that the Servicer or the Master Servicer is required to maintain pursuant to this Agreement.

In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the predecessor Servicer).  The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 7.03

Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01

Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured and not waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv)

no provision of this Agreement shall require the Trustee to act as Servicer or Master Servicer or be responsible in any way for the acts or omissions of the Servicer or Master Servicer until such time as it acts as successor servicer or successor master servicer pursuant to the terms of this Agreement; and

(v)

the Trustee shall have no duty (A) (other than in its capacity as successor servicer or successor master servicer ) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing of any thereof, (B) (other than in its capacity as successor servicer or successor master servicer) to see to any insurance, (C) (other than with respect to Section 8.11 hereof) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, (D) to confirm or verify the contents of any certificates of the Servicer or the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the appropriate party.

SECTION 8.02

Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(i)

the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys and the Trustee shall not be responsible for any negligence or willful misconduct on the part of such agents, affiliates, accountants or attorneys appointed by it with due care;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee shall not be deemed to have actual knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

(ix)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(x)

the rights of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(xi)

anything to the contrary in this Agreement notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(xii)

the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Servicer, the Master Servicer or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System, other than with respect to the Trustee’s execution and authentication of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor, the Servicer or the Master Servicer of any funds paid to the Depositor, the Servicer or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

SECTION 8.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, the Servicer, the Master Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 8.05

Trustee’s Fees and Expenses.

(a)

In addition to the Trustee Fee, the Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 any investment income or other benefit derived from balances in the Certificate Account for such Distribution Date pursuant to Section 3.09(b).  Subject to the limitations set forth in Section 8.05(b), the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement or the Custodial Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties hereunder or under the Custodial Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, subject to the limitation set forth in Section 8.05(b), and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Trustee in connection with its duties hereunder. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or Paying Agent hereunder or for any other expenses.

(b)

Notwithstanding anything to the contrary in this Agreement, the Depositor shall not be obligated to pay to the Trustee more than, in the aggregate, $150,000 pursuant to Section 8.05(a) hereof.  Other than as set forth in this Section 8.05, the Trustee shall not be entitled to any other compensation or reimbursement for loss or expenses.

SECTION 8.06

Eligibility Requirements for the Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction), as evidenced in writing by each Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the proposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller, the Master Servicer or the Servicer and their affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor, the Master Servicer or the Servicer other than the Trustee in its role as successor to the Servicer or Master Servicer.

SECTION 8.07

Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, the Servicer, the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If the Trustee gives notice of such resignation, the Depositor shall promptly appoint a successor trustee.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in a sufficient number of copies to provide one copy of to the Trustee, one copy to the Servicer, one copy to the Master Servicer, one copy to the Seller and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Depositor, the Servicer, the Master Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08

Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the Servicer, the Master Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Servicer, the Master Servicer, the Seller and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09

Merger or Consolidation of the Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer or successor master servicer under this Agreement to advance funds on behalf of the Servicer or a Designated Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11

Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, multiple “real estate mortgage investment conduits” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the REMICs and that in such capacity it shall:  (a) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that each group of segregated assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law) and apply for an employee identification number from the IRS via a Form SS-4 or any other acceptable method for all tax entities; (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC hereunder; (h) pay, from the sources specified in the sixth paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMICs, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined on the accrual method or at such internals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of the REMICs in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  DLJMC hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMICs after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMICs pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Seller of any of its obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii) or the Servicer fails to honor its obligations pursuant to Section 8.15, any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

The Trustee shall treat the Basis Risk Reserve Fund and the Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class X Certificateholder, and not as an asset of any REMIC.  The Trustee shall treat the rights of the LIBOR Certificateholders to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class X Certificateholder in favor of the LIBOR Certificateholders.  In addition, the Class X Certificateholders shall be deemed to have entered into a contractual arrangement with the Class R Certificateholders whereby the Class R Certificateholders agree to pay to the Class X Certificateholders on each Distribution Date amounts that would, in the absence of such contractual agreement, be distributable with respect to the residual interest in the Master REMIC pursuant to Section 4.02(e)(xii).  Thus, each REMIC Regular Interest shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right.  For purposes of determining the issue price of the REMIC Regular interests, the Trustee shall assume that the Basis Risk Reserve Fund has a de minimis value.

The Trustee, the Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, the Servicer, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Master Servicer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities.

SECTION 8.12

Periodic Filings.

(a)

The Trustee, the Master Servicer (in its capacity as Successor Designated Servicer) and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  The Trustee shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trustee shall file (via EDGAR) such Forms on behalf of the Depositor.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.

(b)

Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations.  Such Form 10-K shall include as exhibits, the Servicer’s and the Successor Designated Servicer’s annual statement of compliance described under Section 3.17 and each accountant’s report described under Section 3.18, in each case to the extent they have been timely delivered to the Trustee.  If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trustee.  The Trustee shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit U (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.  Not later than 5 Business Days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor will deliver to the Trustee a form of the Depositor Certification.  The Depositor shall subsequently deliver to the Trustee the executed Depositor Certification no later than the date on which the annual report on Form 10-K is required to be filed.  The Trustee shall have no responsibility to file any items other than those specified in this Section 8.12.

(c)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day, the Trustee shall sign a certification in the form attached hereto as Exhibit V (the “Trustee Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification.  In addition, the Trustee shall, subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor, the Master Servicer, the Servicer, each Person, if any, that “controls” the Depositor, the Master Servicer or the Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under this Section 8.12 or any inaccuracy made in the Trustee Certification.  If the indemnification provided for in this Section 8.12(c) is unavailable or insufficient to hold harmless such Persons, then the Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Servicer on the one hand and the Trustee on the other.  The Trustee acknowledges that the Depositor is relying on the Trustee’s performance of its obligations under this Section 8.12 in order to perform its obligations under Section 8.12(b) above.

(d)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commissions (or, if such day is not a Business Day, the immediately preceding Business Day) the Servicer will deliver to the Depositor and the Trustee an Officer’s Certificate for the prior calendar year, substantially in the form attached hereto as Exhibit W-1-A (the “Servicer Certification”).  The Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee, the Master Servicer, each other Servicer, each Person, if any, who “controls” the Depositor, the Trustee, the Master Servicer or any other Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 8.12(d), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 8.12(d).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 8.12(d) by the Servicer is unavailable or insufficient to hold harmless such Persons, then the Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor, the Trustee, the Master Servicer or any other Servicer on the one hand and the Servicer on the other.  The Servicer acknowledges that the Depositor, the Trustee, the Master Servicer and each other Servicer are relying on the Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 8.12.

For any portion of a calendar year in which the Master Servicer, in its capacity as Successor Designated Servicer, is servicing any Mortgage Loans, not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commissions (or, if such day is not a Business Day, the immediately preceding Business Day), the Successor Designated Servicer will deliver to the Depositor and the Trustee an Officer’s Certificate for the prior calendar year, substantially in the form attached hereto as Exhibit W-2 (the “Successor Designated Servicer Certification”).  The Successor Designated Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee, the Servicer, each Person, if any, who “controls” the Depositor, the Trustee or any other Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Successor Designated Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 8.12(d), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 8.12(d).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 8.12(d) by the Successor Designated Servicer is unavailable or insufficient to hold harmless such Persons, then the Successor Designated Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor, the Trustee or the Servicer on the one hand and the Successor Designated Servicer on the other.  The Successor Designated Servicer acknowledges that the Depositor, the Trustee and the Servicer are relying on the Successor Designated Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 8.12.

(e)

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any executed report, statement or information.

(f)

If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 8.12, to be conducted differently than as described, the Depositor, the Servicer, the Master Servicer and the Trustee will reasonably cooperate to amend the provisions of this Section 8.12 in order to comply with such amended reporting requirements and such amendment of this Section 8.12.  Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, the Servicer, the Master Servicer and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 8.12 that adversely affects its obligations and immunities under this Agreement.

(g)

Prior to January 31 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

SECTION 8.13

Trust Obligations.

For all purposes herein, any and all rights, duties and obligations of the Trustee on behalf of the Trust shall be the rights, duties and obligations of the Trust itself.

SECTION 8.14

Determination of Certificate Index.

On each Interest Determination Date, the Trustee shall determine the Certificate Index for the Accrual Period and inform the Servicer of such rate.

SECTION 8.15

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer or the Master Servicer of its duties and obligations set forth herein, that Servicer or the Master Servicer, as applicable, shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Servicer nor the Master Servicer shall be liable for any such Losses attributable to the negligence of the Trustee, the Depositor or the Holder of such Class R or Class R-II Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R or Class R-II Certificate on which the Servicer or the Master Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R or Class R-II Certificate now or hereafter existing at law or in equity.  Notwithstanding the foregoing, however, in no event shall the Servicer or the Master Servicer have any liability (1) for any action or omission that is taken by it in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer or the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE IX

TERMINATION

SECTION 9.01

Termination upon Liquidation, Purchase or Auction of the Mortgage Loans.

Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Seller, the Servicer, the Master Servicer (to the extent not previously terminated as provided herein) and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of:

(A) the purchase by the Terminating Entity of all Mortgage Loans (and REO Properties) remaining at the price equal to the greater of (I) the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (iii) any unreimbursed Advances, Servicing Advances, Servicing Fees and Trustee Fees payable to the Servicer or the Trustee, as applicable, which shall be entitled to withdraw such amounts from the applicable Collection Account pursuant to Section 3.09(a) and (iv) any unreimbursed Advances payable to the Master Servicer (the sum of (i), (ii), (iii) and (iv), collectively, the “Par Value”) and (II) the Fair Market Value.

The “Fair Market Value” shall be the fair market value of all of the property of the Trust, as agreed upon between the Terminating Entity and a majority of the holders of the Class R-II Certificates; provided, however, that if the Terminating Entity and a majority of the holders of the Class R-II Certificates do not agree upon the fair market value of all the property of the Trust, the Trustee, shall solicit bids for all of the property of the Trust until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.

(B) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

(C) the purchase by the Auction Purchaser of all the Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (the “Trust Collateral”) as described below.

In no event shall the trusts created hereby continue beyond the expiration of (i) 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof or (ii) the Distribution Date in October 2034.

The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (A) above shall be conditioned upon (x) if no NIM Note is outstanding, the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent (10%) of the Aggregate Collateral Balance as of the Initial Cut-off Date and (y) if any NIM Note is outstanding, the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating less than five percent (5%) of the Aggregate Collateral Balance as of the Initial Cut-off Date.

On any Distribution Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the purchase is less than 5% of the aggregate Principal Balance of the Mortgage Loans as of the Initial Cut-off Date (the “Auction Date”), the Trustee shall solicit bids for the Trust Collateral from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trustee receives at least three bids for the Trust Collateral, and one of such bids is equal to or greater than the Par Value plus the Trustee Auction Fee, the Trustee shall sell the Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Purchase Price”).  If the Trustee receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value plus the Trustee Auction Fee, the Trustee shall, on each six-month anniversary of the initial Auction Date, repeat these auction procedures until the Trustee receives a bid that is equal to or greater than the Par Value plus the Trustee Auction Fee, and sells the Trust Collateral to the Auction Purchaser at the Mortgage Loan Purchase Price.  The Trustee shall give notice to the Rating Agencies of the sale of the Trust Collateral pursuant to this Section 9.01 and of the Auction Date.

SECTION 9.02

Final Distribution on the Certificates.

If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder.  If the Terminating Entity elects to terminate the Trust Fund or the Auction Purchaser purchases the Mortgage Loans pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Terminating Entity or the Auction Purchaser, as applicable, shall notify any other Servicer, the Master Servicer, the Rating Agencies and the Trustee of the date it intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

On the final Distribution Date, the Trustee shall cause to be distributed to the Certificateholders of each Class, upon presentation and surrender of the Certificates, and to the Trustee and the Credit Risk Manager distributions and payments in accordance with Section 4.02.  Notwithstanding the foregoing, if the final Distribution Date has occurred as a result of a Terminating Entity’s purchase of the Trust Fund pursuant to Section 9.01(A), all amounts, if any, in excess of the Par Value shall be distributed by the Trustee directly to the Class X Certificates.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable and appropriate steps, or may appoint an agent to take reasonable and appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R and Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee shall be discharged from all further liability with respect to the Certificates and this Agreement.

SECTION 9.03

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been provided with an Opinion of Counsel, at the expense of the Terminating Entity, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in Section 860E of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)

Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Trust Fund), meets the requirements of a qualified liquidation;

(2)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

(3)

On the date specified for final payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicer or the Master Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time.

(b)

The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

(c)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01

Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer (to the extent it has not been terminated as provided herein), the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller, the Master Servicer or the Servicer, (iv) in connection with the appointment of a successor Servicer or a successor Master Servicer, to modify, eliminate or add to any of the servicing or master servicing provisions contained in this Agreement, providing the Rating Agencies confirm the then current rating of the Certificates giving effect to such amendment, (v) to add any other provisions with respect to matters or questions arising hereunder or (vi) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; and, provided, further, that any action pursuant to clauses (v) or (vi) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.  The Trustee, the Depositor, the Seller, the Master Servicer and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

Except as provided in the immediately following paragraph, this Agreement may also be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected thereby evidencing 66% of the aggregate Class Principal Balance of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party requesting such amendment, to the effect that such amendment will not cause the imposition of any federal tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01. The Trustee shall have no obligation to consent to any amendment that it reasonably believes will materially and adversely affect its rights or immunities under this Agreement.

SECTION 10.02

Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.04

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund, including the Mortgage Loans, by the Depositor to the Trustee be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets to secure payment or performance of an obligation, then the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the Trustee for the benefit of the Certificateholders shall have and shall continue to have a perfected security interest to secure payment or performance of an obligation of first priority under applicable law throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

SECTION 10.05

Notices.

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.

Any material change or amendment to this Agreement;

2.

The occurrence of any Event of Default that has not been cured;

3.

The resignation or termination of the Servicer, the Master Servicer or the Trustee and the appointment of any successor;

4.

The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

5.

The final payment to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.

Each report to Certificateholders described in Section 4.05 and 3.21;

2.

Each annual statement as to compliance described in Section 3.17;

3.

Each annual independent public accountants’ servicing report described in Section 3.18; and

4.

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Kevin Steele (with a copy to Credit Suisse First Boston Mortgage Acceptance Corp., 1 Madison Avenue, 9th Floor, New York, New York 10010, Attention:  Office of the General Counsel-RMBS), (b) in the case of the Trustee, at the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer, (c) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (d) in the case of the Credit Risk Manager, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention:  General Counsel, (e)  in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, MAC N2702 011, Columbia, Maryland 21045 1951, Attention:  HEAT 2004-4, and (f) in the case of WFBNA, with respect to servicing issues, Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention:  John B. Brown, MAC-X2401-042, Fax: (515) 213-7121, and with respect to all other issues, Wells Fargo Bank, N.A., 7495 New Horizon Way, Frederick, Maryland 21703, Attention:  Ruth Kovalski, MAC-X3902-02X, Fax: (301) 846-8201, in each case with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa  50328-0001, Attention:  General Counsel, MAC-X2401-06T, or such other address as may be hereafter furnished in writing by WFBNA.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 10.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07

Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Sections 3.22, 6.02 and 6.04, this Agreement may not be assigned by the Servicer or the Master Servicer without the prior written consent of the Trustee and Depositor.

SECTION 10.08

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 10.10

Protection of Assets.

(a)

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

(b)

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

SECTION 10.11

Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Seller, the Master Servicer, the Servicer and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, the Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course of business, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, internet, company website, radio and television advertisements shall not constitute solicitation under this Section 10.11, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller, the Credit Risk Manager, the Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP.,

as Depositor

By: __/s/ John P. Graham__

Name:  John P. Graham

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Trustee

By:  ____/s/ S. Christopherson__

Name:  S. Christopherson

Title: Vice President

DLJ MORTGAGE CAPITAL, INC.,

as Seller

By:  ___/s/ Kevin Steele___

Name: Kevin Steele

Title: Vice President

WELLS FARGO BANK, N.A.,

as Servicer

By:  ____/s/ Trisha Lowe__

Name:  Trisha Lowe

Title: Vice President

THE MURRAYHILL COMPANY,

as Credit Risk Manager

By:  __/s/ Kevin J. Kanouff___

Name:  Kevin J. Kanouff

Title: President and General Counsel

WELLS FARGO BANK, N.A.,

as Master Servicer

By:  ___/s/ Amy Doyle__

Name:  Amy Doyle

Title: Vice President

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On this 1st day of July 2004, before me, personally appeared John P. Graham, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s Richard M. Peterson___

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On the 1st day of June 2004, before me, personally appeared Kevin Steele, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s Richard M. Peterson___

Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

:  ss.:

COUNTY OF RAMSEY

)

On the 1st of July 2004 before me, a Notary Public in and for said State, personally appeared S. Christopherson known to me to be a Vice President of U.S. Bank National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Trisha Willett_____

Notary Public

[NOTARIAL SEAL]

STATE OF COLORADO

)

:  ss.:

COUNTY OF DENVER

)

On the 1st of July 2004, before me, a Notary Public in and for said State, personally appeared Kevin J. Kanouff known to me to be President and General Counsel of The Murrayhill Company, one of the parties that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Holly Delabbio____

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On the 1st day of July 2004, before me, a Notary Public in and for said State, personally appeared Trisha Lowe, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Elizabeth Valvano___

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND

)

:  ss.:

COUNTY OF WASHINGTON

)

On the 1st day of July 2004, before me, a Notary Public in and for said State, personally appeared Amy Doyle, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Peter A. Gobell____

Notary Public

[NOTARIAL SEAL]